                                                                   EXHIBIT 10.15

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                    AGREEMENT

         THIS AGREEMENT is made as of the 30th day of September, 2003 (the "Effective Date") by and between Takeda Chemical Industries, Ltd., with its head office at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, Japan (hereinafter called "TAKEDA"), and Peninsula Pharmaceuticals, Inc., with its head office at 1701 Harbor Bay Parkway, Alameda, CA 94502, USA (hereinafter called "PENINSULA").

                                WITNESSETH THAT:

         WHEREAS, TAKEDA has been developing the Compound (as hereinafter defined) and owns certain Information (as hereinafter defined), Manufacturing Know-How (as hereinafter defined) and Patents (as hereinafter defined) which cover the Compound as well as the Product (as hereinafter defined); and

         WHEREAS, PENINSULA desires to obtain a license from TAKEDA to import the Compound, process the Compound into the Product and develop and sell the Product in the Territory (as hereinafter defined) under the Information and the Patents;

         WHEREAS, TAKEDA is willing to comply with such desire of PENINSULA;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         The following terms whenever used in this Agreement shall have the following meanings:

         1.1 "Lot" shall mean a specific quantity of the Compound that is intended to have uniform character and quality, within the specified limits set forth in the Specifications, and is produced as one lot with the intention of being quality controlled and released as a single lot.

         1.2 "cGMP" shall mean the current good manufacturing practices required by the FDA and set forth in the FD&C Act, or FDA regulations, policies or guidelines in effect at a particular time, for the manufacturing and testing of pharmaceutical materials, and any other laws or regulations applicable to the manufacturing and testing of pharmaceutical materials in a country or jurisdiction in the Territory.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         1.3 "Compound" shall mean: (i) the water-soluble prodrug (6R,7R)-7-((Z)-2-(ethoxyimino-2-[5-(phosphonoamino)-1,2,4-thiadiazol-3-yl] acetyl)amino)-3-[4-(1-methyl-4-pyridino)-1,3-thiazol-2-yl]thio-8-oxo-5-thia-1-azabicyclo[4.2.0]oct-2-ene-2-carboxylate acetic acid solvate and coded by TAKEDA internally as TAK-599, or (ii) the semisynthesized cephalosporin compound coded by TAKEDA internally as T-91825.

         1.4 "Confidential Information" shall mean all confidential or proprietary information relating to the Compound and/or the Product including, without limitation, research, development, manufacturing, marketing, financial, personnel, sales, and other business and technical information, compositions, inventions, discoveries, processes, methods, formulae, procedures, protocols, techniques, data, plans, the Specifications, and quality control procedures, whether in oral, written, graphic, or electronic form. Confidential information relating to the Compound and/or the Product that was disclosed to PENINSULA by TAKEDA prior to the Effective Date shall be also deemed TAKEDA's Confidential Information hereunder.

         1.5 "Controlled" shall mean, with respect to any patent, Information, Manufacturing Know-How or other intellectual property right, that the party owns or has a license to such patent, Information, Manufacturing Know-How or other intellectual property right and has the ability, as of the applicable time, to grant to the other party access, a license, or a sublicense to such patent, Information, Manufacturing Know-How or other intellectual property right as provided for in this Agreement without violating an agreement with or rights of a third party.

         1.6 "Development Work" shall mean the conduct of pre-clinical and clinical trials, the compilation of the dossier concerning the Compound and/or the Product and the conduct of other work necessary or useful for obtaining Registration by or on behalf of PENINSULA.

         1.7 "Drug Master File" or "DMF" shall mean a Drug Master File maintained with the FDA, or a filing with a Regulatory Authority outside the United States serving a purpose equivalent to that of a Drug Master File in the United States, such that manufacturing information may be filed by a manufacturer in such country in a manner that remains confidential from the holder of the remaining portions of the Registration maintained with the FDA and the equivalent thereof, if any, in jurisdictions outside the United States.

         1.8 "FDA" shall mean the United States Food and Drug Administration or any successor thereto having the administrative authority to regulate the investigation, development, and marketing of human pharmaceutical products in the United States.

         1.9 "FD&C Act" means the United States Food, Drug and Cosmetic Act, as amended, and any regulations promulgated thereunder.

         1.10 "IND" shall mean an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or the equivalent application to the equivalent agency in any other country or jurisdiction in the Territory, the filing of which is necessary to commence clinical testing of a pharmaceutical product in humans.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         1.11 "Information" shall mean all data, results and information (other than the Manufacturing Know-How) relating to the Compound and/or the Product, or the use of the Compound and/or the Product, or processing the Compound into the Product including, without limitation, pre-clinical, clinical, and/or regulatory documentation, data, information, and reports, if any, that are Controlled by TAKEDA during the term of the Agreement and are necessary or useful for PENINSULA to evaluate, develop, register, formulate, fill and finish, sell and market Products in the Territory.

         1.12 "Intermediate Manufacturing Cost" shall mean either (a) [*] percent ([*]%) of the actual, reasonable out-of-pocket costs incurred by TAKEDA to obtain intermediates required for the manufacture of the Compound from a third party manufacturer, or (b) [*] percent ([*]%) of the actual out-of-pocket costs incurred, paid or borne by TAKEDA to manufacture, quality check and supply intermediates required for the manufacture of the Compound to PENINSULA. It is understood that TAKEDA may elect to entrust the manufacture, quality check and/or supply of the Compound to a Third Party Manufacturer(s) and in such event, all the reasonable consideration for such entrustment to be paid by TAKEDA to such Third Party Manufacturer(s) for the manufacture of such intermediates supplied to PENINSULA shall be included in the Intermediate Manufacturing Cost. "Intermediate Manufacturing Cost" may include the actual purchase price of raw materials, insurance payments, and any payment to third party(ies) by TAKEDA to obtain a license under such third party's patent or other intellectual property rights without which license the manufacture of such intermediate would constitute an infringement of such patents or other intellectual property rights, if any, provided that any such consideration is commercially reasonable.

         1.13 "Major Market Country" shall mean the United States of America, the United Kingdom, France, Germany, Italy, Spain, Austria and Switzerland, to the extent such countries are included in the Territory.

         1.14 "Compound Manufacturing Cost" shall mean the actual out-of-pocket costs incurred, paid or borne by TAKEDA to manufacture, quality check and supply the Compound to PENINSULA. It is understood that TAKEDA may elect to entrust the manufacture, quality check and/or supply of the Compound to a Third Party Manufacturer(s) and in such event, all the reasonable consideration for such entrustment to be paid by TAKEDA to such Third Party Manufacturer(s) for the manufacture of the Compound supplied to PENINSULA shall be included in the Compound Manufacturing Cost. "Compound Manufacturing Cost" may include the actual purchase price of raw materials, insurance payments, and any payment to third party(ies) by TAKEDA to obtain a license under such third party's patent or other intellectual property rights without which license the manufacture of the Compound would constitute an infringement of such patents or other intellectual property rights, if any, provided that any such consideration is commercially reasonable.

         1.15 "Product Manufacturing Cost" shall mean, with respect to a particular Product sold by PENINSULA (or its Affiliate or sublicensee) hereunder, the sum of: (a) either (i) [*] purchase price of the Compound from TAKEDA, if the Compound in such Product was purchased from TAKEDA, or (ii) [*] percent ([*]%) of the actual out-of-pocket costs incurred, paid or borne by PENINSULA in the manufacture and quality check of the Compound, if

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

PENINSULA manufactures or has a third party manufacture on its behalf the Compound included in such Product; plus (b) [*] percent ([*]%) of the actual out-of-pocket costs incurred, paid or borne by PENINSULA to process the Compound into and package the Product and quality check (or have a third party contractor perform such processing and packaging). "Product Manufacturing Cost" in subclause (b) above may include [*]% of the actual purchase price of any raw materials other than the Compound and insurance payments relating thereto, provided that any such consideration is commercially reasonable. It is understood that any payment to third party(ies) by PENINSULA to obtain a license under such third party's patent or other intellectual property rights without which license the above mentioned manufacturing, processing or packaging would constitute an infringement of such patents or other intellectual property rights, which shall be treated pursuant to Section 3.4, if any, shall not be included in the Product Manufacturing Cost. For clarity, the term "Product Manufacturing Cost" shall not include any royalty paid by PENINSULA to TAKEDA under Section 3.3 or to any Third Party.

         1.16 "Manufacturing Know-How" shall mean all technical know-how and information relating to the manufacture of the Compound and all intermediates thereof that are Controlled by TAKEDA during the term of this Agreement and that are necessary or useful for PENINSULA to manufacture the Compound and all intermediates thereof.

         1.17 "NDA" shall mean a New Drug Application, as defined in the FD&C Act, and applicable regulations promulgated thereunder by the FDA, or the equivalent application to the equivalent agency in any other regulatory jurisdiction in the Territory, to obtain approval or authorization to commence marketing and sales of a pharmaceutical product.

         1.18 "Net Sales" shall mean the gross amount received by PENINSULA and its sublicensees for sales of Compounds and/or Products to unaffiliated third parties that are not sublicensees of the selling party, less the following deductions or allowances:

                  (a) reasonable trade, quantity, or cash discounts or rebates, chargebacks, commissions, Medicaid/Medicare rebates and allowances;

                  (b) sales, use, value added, inventory, and excise taxes, import and customs duties, tariffs and any other similar taxes, duties, tariffs or other governmental charges (but excluding income taxes) directly imposed on the sales of the Product;

                  (c) reasonable freight, insurance, packaging costs and other transportation charges; and

                  (d) amounts actually repaid or credits taken by reason of rejections, outdating, defects or returns or because of retroactive price reductions or due to recalls or government laws or regulations requiring rebates.

         1.19 "NHI Price Listing" shall mean the listing of the Product in the reimbursement list of a national health insurance system in a particular country or jurisdiction in the Territory, any approval with regard to the selling price of the Product, and the like in such country or jurisdiction.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         1.20 "Patents" shall mean all patent applications and patents anywhere in the Territory that are Controlled by TAKEDA during the term of the Agreement and that claim, cover, or disclose the composition of matter of, or the method of making or using, the Compound or Product, or any intermediate used in making the Compound, including all patent applications listed in Schedule I attached hereto, all patents arising from any such applications, and any additions, divisions, continuations, continuations in part, substitutions, extensions, renewals, reissues, reexaminations, registrations, revalidations, and the like of any of the foregoing.

         1.21 "Product" shall mean a pharmaceutical preparation in any formulation in final packaged form suitable for sale which contains a Compound as an active ingredient.

         1.22 "Registration" shall mean all permissions, licenses, registrations, approvals, or authorizations by an applicable Regulatory Authority in a particular country or jurisdiction in the Territory required for the import of the Compound, the processing of the Compound into the Product and the marketing and sale of the Product in such country or jurisdiction.

         1.23 "Regulatory Authority" shall mean the FDA in the United States, and the equivalent regulatory authority or governmental entity having the responsibility, jurisdiction, and authority to approve the manufacture, use, importation, packaging, labeling, marketing, and sale of pharmaceutical products in any country or jurisdiction other than the United States.

         1.24 "Results" shall mean all the data and information that is produced as a result of the Development Work.

         1.25 "Specifications" shall mean the specifications and testing methods of the Compound as set forth in Schedule II attached hereto. Schedule II may be modified by mutual agreement between the parties hereto from time to time during the term of this Agreement.

         1.26 "Territory" shall mean all countries and territories worldwide except for Japan and those Option Countries (if any) that are excluded from the Territory pursuant to Section 2.3.

         1.27 "Option Countries" shall mean all countries and territories set forth in Schedule VII attached hereto.

         1.28 "Third Party Manufacturer" shall mean any entity other than TAKEDA that is contracted by TAKEDA to manufacture, quality check and/or supply the Compound and/or Intermediates supplied to PENINSULA hereunder, in part or in whole.

         1.29 "Valid Claim" means a claim of an issued patent within the Patents that has not (a) expired or been canceled, (b) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction, (c) been admitted to be invalid or unenforceable through reissue, disclaimer, or otherwise, or (d) been abandoned.

         1.30 "Year" shall mean each consecutive twelve (12) month period from April 1 to March 31.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   ARTICLE 2

                                GRANT OF LICENSE

         2.1 TAKEDA hereby grants to PENINSULA and PENINSULA hereby accepts an exclusive license throughout the Territory under the Information and the Patents, to develop and obtain the Registration for the Compound and/or Product in the Territory, to import the Compound and/or Product in the Territory, to process the Compound into the Product in the Territory, to use the Compound and/or the Product and to sell the Product in the Territory. TAKEDA retains all rights with regard to the Compound and/or the Product in Japan and in those Option Countries (if any) that TAKEDA and PENINSULA agree to exclude from the Territory pursuant to Section 2.3 (Japan and those Option Countries, if any, that are excluded from the Territory are hereinafter collectively referred to as the "TAKEDA Territory"). Solely for the purpose of developing and obtaining the Registration for the Compound and/or Product in the TAKEDA Territory or selling the Compound and/or Product in the TAKEDA Territory, TAKEDA retains the right to, or to cause any third party to, import the Compound and/or the Product, process the Compound into the Product, and use the Compound and/or Product in the Territory. Takeda also retains the worldwide right to manufacture and cause any third party to manufacture the Compound.

         2.2 PENINSULA shall have the right to grant to third parties sublicenses under the license granted to PENINSULA in Section 2.1 subject to and pursuant to Section 2.4.

         2.3 Subject to the provisions of this Section 2.3, PENINSULA hereby grants to TAKEDA an exclusive option to negotiate for the right to develop, offer for sale and/or sell the Product in the Option Countries by itself or through any third party (the "Option"). Such Option shall be exercisable solely as set forth in this Section 2.3. Within thirty (30) days after the earlier of (a) the date on which any of the [*] clinical studies in countries in North America, South America, or Europe have been completed in relation to the Product (i.e., the date on which the summary of the results is finalized based on the completed analysis of such [*] clinical study of the Product last completed in the Territory) or, (b) on which any of the [*] studies in relation to the Product in the Territory have been initiated (i.e., the earlier of (i) the date on which a protocol for [*] clinical studies has been submitted to the FDA in the USA, or (ii) the date on which PENINSULA submits any documents, such as a clinical trial exemption, to a Regulatory Authority in the Territory in order to commence [*] clinical studies), PENINSULA shall inform TAKEDA of such event in writing and shall provide to TAKEDA all the final reports then available for those [*] and other clinical studies of the Product that have been completed. For the purpose of this Section 2.3, a final report of a [*] clinical study means a final report of a [*] clinical study or, if such final report is not then available, the draft thereof. TAKEDA shall have a period of [*] ([*]) days after its receipt of the above notice and all the final reports then available of [*] and of other clinical studies completed in relation to the Product from PENINSULA, which may from time to time be extended upon mutual agreement of the Parties (the "Option Notice Period"), in which to inform PENINSULA in writing that it exercises the Option and the specific Option Countries for which TAKEDA is exercising the Option. If TAKEDA exercises the Option in writing within the Option Notice Period, TAKEDA and PENINSULA shall, for a period of up to [*] ([*]) days from the date on which

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

TAKEDA exercises the Option (the "Option Negotiation Period"), in good faith negotiate the terms and conditions of an agreement covering the applicable Option Countries (which agreement would provide, if applicable, that such Option Countries are thereafter excluded from the Territory and included in the TAKEDA Territory thereafter or that PENINSULA shall grant TAKEDA a sublicense, with the right to grant further sublicenses through multiple tiers of sublicensees, to develop, offer for sale and/or sell the Product in the applicable Option Countries). If TAKEDA does not exercise the Option with respect to any or all of the Option Countries in accordance with the provisions of this Section 2.3 during the Option Notice Period, TAKEDA's Option with respect to such Option Countries, for which the Option was not exercised, shall expire and PENINSULA shall have the right to develop, offer for sale, and/or sell the Product in such Option Countries and/or grant sublicenses to one or more third parties to develop, offer for sale, and/or sell the Product in such Option Countries. If TAKEDA exercises the Option with respect to specific Option Countries during the Option Notice Period but TAKEDA and PENINSULA fail to execute an agreement covering such Option Countries prior to the expiration of the Option Negotiation Period, then PENINSULA may develop, offer for sale, and/or sell the Product in such Option Countries and may grant rights to one or more third parties to develop, offer for sale, distribute and/or sell the Product in one or more of such Option Countries; provided, however, that for a period of [*] from the date of expiration of the Option Negotiation Period, PENINSULA shall not enter into an agreement with any third party with respect to such Option Countries unless the terms and conditions of such agreement, when taken as a whole, are better in PENINSULA's reasonable judgement for PENINSULA than the terms and conditions last offered by PENINSULA to TAKEDA during the Option Negotiation Period, without first offering such terms to TAKEDA for TAKEDA's consideration and possible acceptance. If TAKEDA does not elect to enter into an agreement with PENINSULA on such better terms to TAKEDA within [*] days after the date on which PENINSULA offers such terms to TAKEDA, then PENINSULA shall have the right to enter into an agreement on such terms with a third party.

         2.4 In addition to Section 2.3, if PENINSULA elects not to develop and/or sell the Product by itself in a country(ies) of the Territory and decides to seek a third party sublicensee or distributor to develop and/or sell the Product in such country(ies), PENINSULA shall first provide to TAKEDA written notice offering to TAKEDA the opportunity to develop and/or sell the Product as PENINSULA's sublicensee or distributor in such country(ies). Notwithstanding the foregoing, if any of such country(ies) are Option Countries with respect to which TAKEDA exercised the Option under Section 2.3 during the Option Notice Period but TAKEDA and PENINSULA failed to execute an agreement covering such Option Countries prior to the expiration of the Option Negotiation Period, PENINSULA shall not be required to provide to TAKEDA written notice offering to TAKEDA the opportunity to develop and/or sell the Product as PENINSULA's sublicensee or distributor in such Option Countries except as may be required under Section 2.3. TAKEDA shall inform PENINSULA of its interest in such an opportunity within [*] days after its receipt of the applicable written offer (the "Notice Period"). If TAKEDA informs PENINSULA in writing within the Notice Period that TAKEDA is interested in developing, offering for sale and/or selling Products in such country(ies) or distributing the Product in such country(ies), as applicable, by itself or through any third party, TAKEDA and PENINSULA shall in good faith negotiate the terms and conditions of an agreement covering such country(ies) (which agreement would provide, if applicable, that

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

TAKEDA would have the right to determine the sales price for and to promote Products in such country(ies)) for up to [*] days from the date of TAKEDA's notice expressing such interest (the "Negotiation Period"). If TAKEDA does not inform PENINSULA of its interest in distributing the Product or developing, offering for sale and/or selling the Products in such country(ies), as applicable, during the Notice Period, or if TAKEDA and PENINSULA fail to execute an agreement covering such country(ies) within the Negotiation Period, then PENINSULA may grant rights to one or more third parties to develop, offer for sale, distribute and/or sell the Product in such country(ies), as applicable; provided, however, that if TAKEDA informed PENINSULA of its interest in a particular opportunity set forth in a Notice during the applicable Notice Period but PENINSULA and TAKEDA were unable to execute an agreement related to such opportunity within the Negotiation Period, PENINSULA shall not enter into an agreement with any third party with respect to such opportunity on terms and conditions that, when taken as a whole, are better to such third party than the terms and conditions last offered by PENINSULA to TAKEDA during the Negotiation Period without first offering such terms to TAKEDA for TAKEDA's consideration and possible acceptance. If TAKEDA does not elect to enter into an agreement with PENINSULA on such better terms to TAKEDA within [*] days after the date on which PENINSULA offers such terms to TAKEDA, then PENINSULA shall have the right to enter into an agreement on such terms with a third party. PENINSULA shall inform TAKEDA of the names of its third party distributor(s) and/or sublicensee(s) and obtain TAKEDA's prior written consent, which consent shall not be unreasonably withheld, impose upon the distributor(s) and/or sublicensee(s) all applicable obligations which PENINSULA undertakes hereunder and be responsible for the performance by the distributor(s) and/or sublicensee(s) of such obligations.

         2.5 Each party covenants that during the term of this Agreement, it will not develop, market or sell, and will not grant to any third party any rights to develop, market or sell, any [*] product other than the Product in the Territory (such product, a "Competitive Product"). Notwithstanding the foregoing, TAKEDA shall have the right to develop, market, offer for sale or sell a Competitive Product in the Territory provided that such Competitive Product does not result from TAKEDA's (or its Affiliate's) own internal research or discovery program, and instead such Competitive Product is discovered and developed initially by a third party, and TAKEDA subsequently obtains, by license from, as a result of a merger with or acquisition of, such third party or otherwise, rights to develop, market, offer for sale or sell such Competitive Product.

                                    ARTICLE 3

                                  CONSIDERATION

         3.1 As part of the consideration for the license granted by TAKEDA hereunder, PENINSULA shall pay the following one-time milestone payments to TAKEDA in U.S. Dollars upon the first occurrence of each of the following events:

MILESTONE EVENT                                               MILESTONE PAYMENT
---------------                                               -----------------
Execution of the Agreement                                        US $500,000
--------------------------------------------------------------------------------

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Commencement of the first Phase III clinical study of the         US $[*]
Product (First administration for the first patient) in the
first country or jurisdiction in the Territory
--------------------------------------------------------------------------------
First submission of an NDA in the first country or                US $[*]
jurisdiction in the Territory
--------------------------------------------------------------------------------
Obtaining the first Registration of the Product in the first      US $[*]
country or jurisdiction in the Territory
--------------------------------------------------------------------------------
TOTAL POSSIBLE MILESTONE                                          US $18,500,000
PAYMENTS:
--------------------------------------------------------------------------------

PENINSULA shall notify TAKEDA in writing upon its achievement of each milestone event, and shall make each milestone payment payable hereunder no later than [*] days from the date on which the applicable milestone event is achieved.

         3.2 For each half Year period ending September 30 and March 31, PENINSULA shall send to TAKEDA a report in such a form as reasonably specified by TAKEDA setting forth, on a country-by-country basis, the quantities of the Product sold by PENINSULA and its sublicensees in the Territory during the applicable half Year period, the Net Sales, and the amount of royalties owed to TAKEDA under Section 3.3 hereof for such half Year, within [*] days after the close of the applicable half Year period.

         3.3 As part of the consideration for the license granted by TAKEDA hereunder, and subject to any applicable reductions and offsets under Sections
3.4 and 3.5, PENINSULA shall pay to TAKEDA royalties as a percentage of the annual Net Sales of the Product sold in the Territory by PENINSULA in each Year, according to the applicable royalty rates set forth below. Such royalty payments shall be paid not later than [*] days after the end of each half Year with respect to Net Sales in such half Year. For each country in the Territory, PENINSULA shall pay TAKEDA royalties on a country-by-country basis for the period commencing on the date of the first commercial sale of the Product by PENINSULA or its sublicensee in such country and ending on the later of (i) the [*] anniversary of the first commercial sale of the Product in such country, and
(ii) [*] of the last to expire Valid Claim in such country that claims the composition of matter of such Product or the method of using such Product.

                  (a) For Net Sales in those countries and jurisdictions in the Territory in which PENINSULA has obtained Registration of the Product having an approved indication for the treatment of infections due to MRSA (such countries, the "MRSA Countries"), the royalties shall be a percentage of such Net Sales in those countries and jurisdictions, with the royalty rate determined based on the aggregate amount of Net Sales in the MRSA Countries during the applicable calendar year as of the date of the applicable sale, according to the following schedule:

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Royalty Rate                             Annual Net Sales in the MRSA Countries
------------                             --------------------------------------
[*]%                                     Up to US $[*]
[*]%                                     Over US $[*] up to US $[*]
[*]%                                     Over US $[*] up to US $[*]
[*]%                                     Over US $[*]

For the avoidance of doubt, the aggregate annual Net Sales for any given Year shall be reset to zero upon the beginning of the subsequent Year for purposes of applying the applicable royalty rate.

                  (b) For Net Sales in those countries and jurisdictions in the Territory in which PENINSULA has not obtained Registration for the Product in such countries or jurisdictions having an approved indication for the treatment of infections due to MRSA (such countries, the "Adjusted Countries"), the royalties shall be [*] percent ([*]%) of the Net Sales in those countries and jurisdictions.

         By way of example, if the aggregate Net Sales achieved in a particular first half Year is US $[*] million for MRSA Countries and US $[*] million for Adjusted Countries, and in the second half Year is US $[*] million for MRSA Countries and US $[*] million for Adjusted Countries, and assuming for purposes of this example that any reductions and offsets under Section 3.4 and 3.5 are not applicable, the amount payable hereunder for such sales in the first half Year will be equal to the sum of (US $[*] million x [*]%) + (US $[*] million x [*]%) + (US $[*] million x [*]%) + (US $[*] million x [*]%), i.e., $[*] million, and the amount payable hereunder for the second half Year will be equal to the aggregate of (US $[*] million x [*]%) + (US $[*] million x [*]%) + (US $[*] million x [*]%), i.e., $[*] million.

         3.4 Subject to the limit set forth in Section 3.6, if PENINSULA obtains a license or other similar right under any patent or patent application owned or controlled by a third party in the Territory that claims or covers all or any part of the composition of matter of, method of making, or method of using the Product, pursuant to Section 15.3, then [*] percent ([*]%) of the royalties due to such third party shall be offset against the amount of royalties otherwise owed to TAKEDA pursuant to Section 3.3 after the application of Section 3.5. In addition, if PENINSULA is required to pay any settlements or damages to a third party under Section 15.3, then [*] percent ([*]%) of the amount of such settlements or damages paid by PENINSULA shall be offset against the amount of royalties otherwise owed to TAKEDA pursuant to Section 3.3 after the application of Section 3.5, subject to the limit set forth in Section 3.6, until such time as PENINSULA has offset an amount equal to [*] percent ([*]%) of the amount of such settlements or damages.

         3.5 Subject to the limit set forth in Section 3.6, if the Product Manufacturing Cost exceeds [*] percent ([*]%) of the Net Sales of the Product in a certain half Year, the royalty rate

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

payable to TAKEDA on Net Sales of such Product under Section 3.3 shall be reduced by [*] for each [*] that the Product Manufacturing Cost exceeds [*] percent ([*]%) of the Net Sales of such Product. PENINSULA agrees to use all commercially reasonable efforts to reduce the aspects of Product Manufacturing Cost that are within its control. For example, if Product Manufacturing Cost is equal to [*] percent ([*]%) of Net Sales of such Product in a certain half Year, the royalty rate payable to TAKEDA on Net Sales of such Product under Section
3.3 shall be reduced by [*] (i.e., if the rate otherwise applicable under Section 3.3 is [*] percent ([*]%), the royalty rate would be reduced to [*] percent ([*]%)). If the above-mentioned reduction is applicable, PENINSULA shall explain, if requested in writing by TAKEDA, the rationale of such reduction together with a summary of the relevant records supporting the calculation of the reduction.

         3.6 Notwithstanding anything in this Agreement to the contrary, in no event shall the amount of royalties payable to TAKEDA hereunder on Net Sales of Products in the Territory, after giving effect to applicable offsets or reductions under Sections 3.4, 3.5 or 15.3 of this Agreement, be reduced by more than [*] percent ([*]%) of the amount otherwise owed for any particular reporting period.

         3.7 Income tax on the payments made to TAKEDA under Sections 3.1, 3.3, 7.3 and 7.6 hereof shall be borne by TAKEDA. PENINSULA shall deduct mandatory withholding tax (if any) and shall pay such tax on behalf of TAKEDA, and shall immediately send to TAKEDA a certified receipt for such payment issued by the applicable taxing authority.

         3.8 Net Sales outside the United States shall be first determined in the currency of the country in which they are earned and shall be converted each half Year into an amount in U.S. Dollars using the rate of exchange reported by Citibank in New York City as of the close of the last business day of such half Year in which such royalty is due.

         3.9 PENINSULA shall keep accurate records of sales of the Product and Product Manufacturing Cost in sufficient detail to permit TAKEDA to confirm the accuracy of calculations of all payments made under Section 3. Once per Year, TAKEDA, at its expense, may have an independent public accountant reasonably acceptable to PENINSULA audit any and all account books and related records or documents possessed by PENINSULA concerning the sale of the Product and Product Manufacturing Cost, upon at least thirty (30) days notice and during normal business hours, for the purpose of verifying the accuracy of royalty payments made under Section 3. If the accountant finds a discrepancy of more than five percent (5%) for the period audited, PENINSULA shall bear the reasonable costs and expenses for such audit. For the above purpose, PENINSULA shall keep such account books and their relating records or documents for five
(5) years after the end of the half Year concerned.

         3.10 TAKEDA shall not be obligated to refund payments made by PENINSULA under this Agreement once received for any reason, including but not limited to, invalidation of any claim(s) of the Patents. However, it is understood that the foregoing sentence shall not be interpreted to limit the damages available to PENINSULA in the event of an uncured breach of this Agreement by TAKEDA (but subject to Section 13.8).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   ARTICLE 4

                            DISCLOSURE OF INFORMATION

         4.1 On the Effective Date, TAKEDA shall disclose to PENINSULA and/or cause its appointee to disclose to PENINSULA in English the Information set forth in the attached Schedule IV. In addition, TAKEDA shall promptly disclose to PENINSULA in English any additional Information developed or acquired and Controlled by TAKEDA during the term of this Agreement, if any. PENINSULA may use all Information solely for the purposes contemplated under this Agreement. If a Regulatory Authority in any jurisdiction or country of the Territory requires PENINSULA to provide information which is not available to TAKEDA and/or PENINSULA, both parties shall meet and agree on how to comply with such requirement, provided, however, that such information shall be, except otherwise agreed by the parties, generated by PENINSULA through the Development Work and TAKEDA shall not be obligated to generate such information.

                                   ARTICLE 5

                                DEVELOPMENT WORK

         5.1 TAKEDA and PENINSULA shall establish a joint committee (hereinafter called "JC") which will discuss and decide upon the development plan and strategy for the Product in the Territory, and will coordinate the development activities undertaken by PENINSULA for the Product with the development activities undertaken by TAKEDA to generate data necessary to obtain Registration of the Product in the TAKEDA Territory. The JC shall be comprised of an equal number of members from TAKEDA and PENINSULA, which number of members shall initially be a total of four (4), and will meet semi-annually at alternating home office locations, or such other locations as the parties agree, or by teleconference. Each party shall bear its own costs associated with attendance at JC meetings. The JC shall keep minutes of all JC meetings in order to confirm the matters discussed and the decisions reached at such meetings. If the JC is unable to agree on a development plan or strategy for the Product, the senior management of TAKEDA and PENINSULA shall discuss the issue in attempt to resolve the dispute. However, if the parties are unable to resolve such dispute, PENINSULA shall have the right to make all final decisions regarding the development plan and strategy for the Product in the Territory; provided that for clarity TAKEDA shall have the right to make final decisions regarding the manufacture of the Compound and any other development work conducted by TAKEDA, if any, except as otherwise expressly provided in this Agreement with respect to Compound supplied to PENINSULA. The JC may discuss and decide upon other issues with regard to the Compound and/or the Product that the parties mutually agree to have decided by the JC.

         5.2 TAKEDA acknowledges and agrees that it shall use diligent efforts to conduct and complete, at its expense and pursuant to protocols determined by the JC, the preclinical studies of the Compound as described in the attached Schedule V (the "Studies"), within the time frame for such studies set forth in Schedule V, which Studies are reasonably anticipated to be required by Regulatory Authorities in both the Territory and Japan in order for the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Compound to be approved for use in human clinical trials. For clarity, TAKEDA shall have no obligation under this Agreement to conduct any preclinical studies of the Compound other than the Studies and TAKEDA's obligation is to conduct the Studies pursuant to the protocol to be separately determined by JC. It is understood that TAKEDA makes no warranties with respect to the Studies, including without limitation a warranty that PENINSULA will be able to successfully develop the Compound using the results of the Studies. However, if reasonably requested by PENINSULA, TAKEDA shall use diligent efforts to conduct any additional preclinical studies on the Compound that are required by any Regulatory Authority in the Territory at PENINSULA's expense. TAKEDA shall disclose to PENINSULA in English all Information resulting from the Studies and any other preclinical studies conducted by TAKEDA under this Section 5.2 promptly after the completion of such studies. Except as otherwise provided above, PENINSULA shall be responsible for conducting, at PENINSULA's expense, any additional preclinical and clinical studies, as Development Work, that are required by Regulatory Authorities in the Territory, that are not Studies.

         5.3 Upon PENINSULA's reasonable request and to the extent that TAKEDA has available inventory of Compound on the Effective Date, TAKEDA shall promptly supply to PENINSULA that quantity of Compound necessary to conduct the following preclinical studies of the Compound: (a) [*] study of the Compound [*], (b) [*] study of the Compound [*], and (c) [*] study of the Compound [*]. All Compound supplied to PENINSULA by TAKEDA under this Section 5.3 shall be supplied [*] to PENINSULA. Promptly after the Effective Date, the Parties shall determine the specific quantity of Compound to be supplied by TAKEDA, the delivery date for such Compound, and other details for such supply.

         5.4 PENINSULA shall undertake the Development Work as soon as possible necessary to obtain the Registration for the Major Market Countries promptly. In addition, PENINSULA shall use commercially reasonable efforts to undertake Development Work necessary to obtain Registration in such other countries in the Territory where PENINSULA elects to do so based on its sound business judgment in light of the economic opportunities for sales of the Product in such other countries. PENINSULA will report to TAKEDA on its development progress, including without limitation its decision to seek Registration in certain country(ies), from time to time, but no less frequently than semi-annually in order for TAKEDA to confirm the status of development of the Product.

         5.5 The Development Work shall be conducted by PENINSULA at its sole cost, risk and responsibility. Upon the request of TAKEDA and at TAKEDA's expense, PENINSULA shall allow TAKEDA representative(s), approved in advance by PENINSULA, such approval not to be unreasonably withheld, to attend PENINSULA's meetings concerning development and/or marketing of the Product (including internal meetings and meetings with investigators). All TAKEDA representatives that attend such meetings shall be bound by obligations of confidentiality consistent with the obligations contained in Article 14.

         5.6 PENINSULA shall use commercially reasonable efforts to conduct all Development Work and compile the Results in accordance with ICH guidelines so that the Results may be accepted by Regulatory Authorities in the TAKEDA Territory. PENINSULA shall, free of charge and without delay, provide TAKEDA with all the Results in English.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

TAKEDA shall have the right to use, and cause any third parties who have a license under the Patents and Manufacturing Know-How to develop, manufacture, or commercialize the Compound and/or the Product in the TAKEDA Territory to use, the Results to develop, manufacture, offer for sale or sell the Product in the TAKEDA Territory, including without limitation to pursue Registration in the TAKEDA Territory, free of charge, subject to the rights granted to PENINSULA hereunder. In addition, for the limited purpose of evaluating and determining its interest for the Option Countries as set forth in Section 2.3, TAKEDA shall have the right to use and cause any third party who is the candidate company to develop, offer for sale and/or sell the Product in the Option Countries, to use the Results and any other information which would be necessary or useful for such purpose.

                                   ARTICLE 6

                       REGULATORY ISSUES AND REGISTRATION

         6.1 TAKEDA or its Third Party Manufacturer may, at its sole discretion, prepare and file DMFs covering the manufacture of the Compound. If TAKEDA or its Third Party Manufacturer files DMFs covering the manufacture of the Compound, TAKEDA shall maintain, or shall cause its Third Party Manufacturer to maintain, such DMFs including, without limitation, amending and updating such DMFs, as required by applicable Regulatory Authorities. If any Regulatory Authority deems a DMF prepared and filed by TAKEDA or its Third Party Manufacturer to be deficient, TAKEDA shall take, or shall cause its Third Party Manufacturer to take, all reasonable actions necessary to remedy such deficiencies as soon as practicable, provided, however, that at any time and at its sole discretion, TAKEDA shall have the right, upon written notice to PENINSULA, to elect to give up remedying such deficiencies and cease supplying the Compound to PENINSULA. PENINSULA shall have the right to elect, as a sole and exclusive remedy for TAKEDA's decision to give up remedying such deficiencies and cease supplying Compound to PENINSULA, to either (a) terminate this Agreement pursuant to Section 17.3, or (b) manufacture, or have a third party manufacture on PENINSULA's behalf, the Compound, in which event the provisions of Sections 7.15 below shall apply. During the term of this Agreement, TAKEDA grants, and shall cause its Third Party Manufacturers to grant, to PENINSULA and its sublicensees a right of reference to such DMFs for the purpose of preparing, filing, or maintaining INDs, NDAs, and other regulatory filings relating to the Compound and/or the Product in the Territory. TAKEDA shall obtain PENINSULA's prior written approval, not to be unreasonably withheld, before it or its Third Party Manufacturer makes any material changes to any DMF covering the manufacture of the Compound.

         6.2 PENINSULA (or its Affiliate or sublicensee) shall use all commercially reasonable efforts to apply for and obtain Registration in each Major Market Country as soon as reasonably possible, but in accordance with the timeline established by the JC under Section 5.1. Notwithstanding the foregoing, PENINSULA's obligation under this Section 6.2 is contingent upon TAKEDA fulfilling its obligations under Sections 5.2, 5.3, 6.3, and Article 7 so long as TAKEDA is supplying Compound to PENINSULA under this Agreement. In addition, PENINSULA shall use commercially reasonable efforts to apply for and obtain Registration in such other countries in the Territory where PENINSULA elects to do so based

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

on its sound business judgment in light of the economic opportunities for sales of the Product in such other countries. After obtaining Registration in each country in the Territory, PENINSULA shall submit an application for the NHI Price Listing in each such country as soon as possible, if necessary for the marketing and sale of the Product in such country.

         6.3 PENINSULA shall have the sole responsibility hereunder to apply for, obtain, and maintain Registrations in the Territory. All the expenses necessary for applying for, obtaining, securing and maintaining Registrations in the Territory shall be borne by PENINSULA. At PENINSULA's request, TAKEDA shall cooperate in the preparation and maintenance of all regulatory filings for Products filed by PENINSULA, including, without limitation, preparing all sections of INDs that are applicable to the manufacturing activities of TAKEDA or its Third Party Manufacturer (such as the Chemistry, Manufacturing and Controls portions of INDs and NDAs) or to preclinical data generated by TAKEDA. In addition, TAKEDA shall provide all reasonable assistance and cooperation to assist PENINSULA to apply for, obtain, and maintain Registrations including, without limitation, permitting inspection by Regulatory Authorities of TAKEDA's manufacturing facilities or the facilities of all Third Party Manufacturers manufacturing Compound or intermediates supplied to PENINSULA under Article 7 so long as TAKEDA is supplying Compound to PENINSULA under this Agreement. PENINSULA shall bear all of TAKEDA's or Third Party manufactures' reasonable out-of-pocket costs incurred in providing such assistance and cooperation to PENINSULA.

         6.4 Immediately after filing an application for Registration and obtaining the Registration in a country or jurisdiction in the Territory, PENINSULA shall notify TAKEDA of the dates and numbers of the application for such Registration and the resulting Registration and at the same time shall send to TAKEDA photostat copies of the certificates of the Registration.

         6.5      If PENINSULA fails to fulfill its obligations under Section
6.2 in accordance with the timeline established by the JC under Section 5.1, PENINSULA shall provide to TAKEDA written notice of such failure, including a detailed description of the basis for PENINSULA's belief that such failure has occurred. In such event, the parties shall discuss and agree upon what steps should be taken by PENINSULA in order to fulfill its obligations under Section
6.2 including a commercially reasonable period of time for PENINSULA to fulfill such obligations (if the parties cannot agree on such time period, an independent research and development organization located in the Territory with good reputation in the pharmaceutical industry to be mutually agreed upon shall establish a commercially reasonable time period). Thereafter, PENINSULA shall use best efforts to take such steps in order to fulfill its obligations under
Section 6.2 within the period of time agreed to by the parties. If PENINSULA fails to use best efforts to take such steps to obtain Registration in a particular Major Market Country within the time period agreed to by the parties, TAKEDA may eliminate such country from the definitions of "Territory" and "Major Market Country", and in such event PENINSULA shall have no further rights or obligations hereunder to market and sell the Product in such country.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         6.6 After the Effective Date and upon the request of PENINSULA, PENINSULA, TAKEDA, and its Third Party Manufacturer, if applicable, shall enter into a mutually agreeable written quality memorandum (the "Quality Memorandum") that sets forth the parties' respective responsibilities related to the Compound and Product and contains detailed procedures and guidelines for handling regulatory matters and responding to customer questions and complaints related to Products, as reasonably needed to comply with requirements of any Regulatory Authority in the Territory and/or good clinical and marketing practices. To the extent applicable, such Quality Memorandum shall also address other issues related to the supply of the Compound to PENINSULA under Article 7. The parties acknowledge and agree that the Quality Memorandum will need to be updated on an ongoing basis to the extent necessary.

         6.7 TAKEDA shall, and will ensure that its Third Party Manufacturer shall, conduct quality control and testing of the Compound consistent with cGMP to ensure that the Compound supplied to PENINSULA under
Article 7 conforms to the Specifications. TAKEDA shall, and will ensure that its Third Party Manufacturer shall, perform quality quality assurance review, approval, and Lot release as set forth in the Quality Memorandum prior to shipping each shipment of Compound to PENINSULA to ensure that the Compound delivered to PENINSULA complies with the Specifications, cGMP, all other applicable requirements of Regulatory Authorities, and all applicable laws and regulations. With respect to the Compound supplied under Article 7, PENINSULA may, at its expense and upon reasonable notice and during normal business hours, conduct appropriate review and inspection (including of all documentation and applicable facilities) related to such quality control and testing program, to verify the adherence of TAKEDA and/or its Third Party Manufacturer, as applicable, to the foregoing requirements, to assess compliance with cGMP, and to discuss all related manufacturing issues, if any.

         6.8 If modifications to the Specifications are recommended or required by a Regulatory Authority in the Territory, PENINSULA shall notify TAKEDA and the parties shall discuss in good faith and agree upon the best way to implement such modifications. If requested by PENINSULA, TAKEDA shall, and will ensure that its Third Party Manufacturer shall, implement such modifications, but PENINSULA shall bear the expense of implementing such modifications. If TAKEDA desires to modify the Specifications and/or change some items relating to the manufacture of the Compound, including without limitation the manufacturing site, which would result in modifying the Registration by PENINSULA, and such modification and/or change is not recommended or required by a Regulatory Authority in the Territory, TAKEDA and its Third Party Manufacturer shall not change the Specifications and/or such items without PENINSULA's prior written approval, and TAKEDA shall bear the expense of implementing such modification. If PENINSULA desires to modify the Specifications and such modification is not recommended or required by a Regulatory Authority in the Territory, TAKEDA shall use all commercially reasonable efforts to, and will use commercially reasonable efforts to ensure that its Third Party Manufacturer shall, implement such modification, but PENINSULA shall bear the cost of implementing such modification.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         6.9 PENINSULA shall be responsible for receiving, investigating, and documenting all serious adverse drug reactions relating to the use of the Products which require reporting to appropriate Regulatory Authorities in the Territory. PENINSULA will be solely responsible for filing all post-marketing reports of such serious adverse drug reactions required by Regulatory Authorities in the Territory, or as required by applicable laws or regulations. During the term of this Agreement and at any time thereafter, in the event that a party receives a report of a serious adverse drug reaction relating to the use of a Product anywhere in the world, it shall notify the other in writing as soon as practicable, but in no event more than 24 hours after becoming aware of such adverse drug reaction. The parties shall periodically exchange a summary of all serious adverse drug reactions of Products during the term of this Agreement and any and all other information that becomes available regarding the post-marketing surveillance of the Product. The scope and mechanisms for the exchange and of the treatment of such information shall be provided for in "Standard Operating Procedure (SOP) For International Post-Marketing Surveillance" attached hereto as Schedule III, as it may be amended and updated from time to time as agreed by the parties.

                                   ARTICLE 7

                                 CLINICAL SUPPLY

         7.1 Until and unless TAKEDA determines to cease supplying the Compound pursuant to Sections 6.1 or 7.4, TAKEDA shall, upon the request of PENINSULA and under the terms and conditions of this Article 7, provide PENINSULA with sufficient quantities of the Compound meeting the Specifications to the extent reasonably required by PENINSULA in order to conduct the Development Work. PENINSULA shall use the Compound supplied under this Article 7 solely for conducting the Development Work and shall not use the same for any other purpose without the prior written consent of TAKEDA.

         7.2 PENINSULA desires to have TAKEDA supply to PENINSULA [*] of Compound meeting the Specifications, for PENINSULA's use in performing Development Work, such supply desired to be completed as soon as possible and in any event within [*] months after the Effective Date (the "Delivery Date"). PENINSULA understands that TAKEDA does not currently have sufficient inventory of the Compound to provide such quantity to PENINSULA. PENINSULA has submitted a purchase order for [*] of Compound for delivery no later than the Delivery Date. TAKEDA shall use all commercially reasonable efforts to manufacture and/or have a Third Party Manufacturer manufacture and supply at least [*] of Compound meeting the Specifications to PENINSULA by the Delivery Date. TAKEDA shall supply to PENINSULA the entire amount of Compound produced by TAKEDA and/or its Third Party Manufacturer as a result of the manufacturing activities under this
Section 7.2, for the price set forth in Section 7.3. If TAKEDA is unable to supply at least [*] of Compound to PENINSULA by the Delivery Date, but is able to supply at least [*] of the Compound, TAKEDA shall nonetheless supply to PENINSULA as much of the Compound as it is able to (i.e., at least [*]), and PENINSULA shall purchase and take delivery of such quantity of Compound manufactured and supplied by TAKEDA by the Delivery Date. TAKEDA's obligation to supply to PENINSULA between [*] of Compound by the Delivery Date shall be referred to herein as the "Supply Obligation". If TAKEDA, despite using its all commercially

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

reasonable efforts to do so, is unable to satisfy its Supply Obligation, PENINSULA shall elect to either (a) accept such quantity of the Compound as TAKEDA is able to supply by the Delivery Date, in full satisfaction of the Supply Obligation, subject to the price reduction in Section 7.3, or (b) cancel the purchase order and reject all quantities of Compound delivered by TAKEDA, if any, in which event PENINSULA shall have no payment obligation to TAKEDA under
Section 7.3 and TAKEDA shall have no further obligation to supply Compound to PENINSULA under this Article 7. In addition, if TAKEDA is unable to satisfy the Supply Obligation, PENINSULA shall, at its option, have the right, as a sole and exclusive remedy for TAKEDA's inability to satisfy the Supply Obligation, to (a) terminate this Agreement pursuant to Section 17.3, (b) manufacture, or have a third party manufacture on PENINSULA's behalf, the Compound, in which event the provisions of Section 7.15 below shall apply, or (c) if PENINSULA elects to accept the quantity of the Compound delivered by TAKEDA in full satisfaction of the Supply Obligation subject to the price reduction in Section 7.3, proceed to order from TAKEDA additional quantities of Compound in accordance with Section 7.5.

         7.3 The supply price for the Compound supplied by TAKEDA pursuant to Section 7.2 shall be a total of US $1,200,000 regardless of the actual quantity delivered so long as the total quantity delivered is at least [*]. If the actual quantity of Compound delivered by the Delivery Date is less than [*] of Compound, the supply price shall be an amount equal to $[*] of Compound actually delivered to PENINSULA. PENINSULA has provided TAKEDA with a letter of credit from [*] entitling TAKEDA to receive payment for the actual quantity of Compound delivered to PENINSULA in accordance with this Section 7.3 and Section
7.9 upon delivery and acceptance thereof so that TAKEDA will immediately commence activities to satisfy its supply obligations under Section 7.2. Promptly after the Effective Date, PENINSULA shall use best efforts to cancel the letter of credit with [*] and instead establish a comparable letter of credit with [*], or such other bank as the parties may agree. TAKEDA agrees to provide a letter of cancellation to [*] releasing [*] from the letter of credit established for TAKEDA's benefit. TAKEDA further agrees that upon reasonable request from PENINSULA, TAKEDA may provide other documents which will enable PENINSULA to cancel the letter of credit from [*] as soon as possible, but in no event shall TAKEDA be obliged to provide any documents or perform any acts through which TAKEDA may be held to bear any duty or liability in this relation.

         7.4 PENINSULA and TAKEDA agree that TAKEDA is currently planning to have a Third Party Manufacturer manufacture the Compound to be supplied to PENINSULA under this Article 7, but TAKEDA may, at its sole discretion and at any time after TAKEDA has satisfied its Supply Obligation under Section 7.2, elect to cease supplying the Compound to PENINSULA based on any additional orders, and subject to the following. If TAKEDA makes such election, TAKEDA shall notify PENINSULA of such decision in writing immediately, and TAKEDA shall, notwithstanding such election, remain obligated to deliver all amounts of Compound that were the subject of firm orders by PENINSULA submitted to TAKEDA in accordance with Section 7.5 prior to such notice from TAKEDA. PENINSULA shall have the right to elect, as a sole and exclusive remedy for TAKEDA's decision to cease supplying Compound to PENINSULA, to either (a) terminate this Agreement pursuant to Section 17.3, or (b) manufacture, or have a third party manufacture on PENINSULA's behalf, the Compound, in which event the provisions of Sections
7.15 and 7.16 below shall apply.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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

         7.5 PENINSULA shall provide to TAKEDA firm orders of its requirements of the Compound for Development Work as soon as possible, and from time to time thereafter if any additional clinical supplies are needed. If requested by TAKEDA [*] prior to delivery of the Compound covered by any such firm order, PENINSULA shall provide to TAKEDA a letter of credit from [*], or such other bank as the parties may agree entitling TAKEDA to receive payment for the actual quantity of Compound delivered to PENINSULA pursuant to such firm order in accordance with this Section 7.5 and Section 7.9 upon delivery and acceptance thereof. Subject to Section 7.4, TAKEDA shall be required to fulfill such firm orders for Compound within [*] months of the date of the order; PENINSULA may, in any firm order, request a delivery date sooner than (but in any event no sooner than [*] months of the date of the order) such required delivery date, and TAKEDA shall use commercially reasonable efforts to deliver the ordered quantity of Compound by such requested date. In addition, PENINSULA may reduce, by sending TAKEDA a written notice describing in reasonable detail the reason thereof during the [*] from the subject firm order, the ordered quantity by up to [*] percent ([*]%), as a result of which PENINSULA shall purchase [*]% to [*]% of the original order (provided that TAKEDA has not already satisfied more than [*]% of such original order prior to any such reduction in the order). Notwithstanding the foregoing, the provisions of
Section 7.2 (rather than this Section 7.5) shall apply to the initial [*] of Compound ordered by PENINSULA for delivery to PENINSULA by the Delivery Date.

         7.6 The supply price for all quantities of Compound supplied by TAKEDA to PENINSULA hereunder (other than those quantities of Compound supplied as part of TAKEDA's Supply Obligation) for the conduct of Development Work shall be equal to [*] percent ([*]%) of TAKEDA's actual Compound Manufacturing Cost (the "Price"). TAKEDA shall use all commercially reasonable efforts to determine if there are means to reduce the Compound Manufacturing Cost, and shall consult with PENINSULA regarding any such means or other suggestions for reducing such Compound Manufacturing Cost, including anticipated costs for implementing such means to reduce the Compound Manufacturing Cost and the expected reduction in the Compound Manufacturing Cost. If PENINSULA agrees [*] the implementation of any such cost reduction means, TAKEDA (or its Third Party Manufacturer) shall implement such agreed means, and PENINSULA shall [*] TAKEDA for [*] implementing such cost reduction means, and all resulting reductions in the Compound Manufacturing Cost shall be applied to reduce the supply price of the Compound. TAKEDA shall invoice PENINSULA the Price for each shipment of Compound delivered to PENINSULA hereunder, and PENINSULA shall pay such invoice not later than [*] days after delivery of the applicable Compound, subject to Section 7.9. TAKEDA shall keep, and shall require all Third Party Manufacturers to keep, accurate records in sufficient detail concerning the Compound Manufacturing Cost and, if applicable, the Intermediate Manufacturing Cost. Once per year, PENINSULA may have examined at TAKEDA, by an independent public accountant, any and all account books and related records or documents possessed by TAKEDA and its Third Party Manufacturer(s) related to the Compound Manufacturing Cost and, if applicable, the Intermediate Manufacturing Cost, for the purpose of verifying the accuracy of the Price paid by PENINSULA under this Section 7.6 and, if applicable, the Intermediate Manufacturing Cost paid by PENINSULA under Section 7.15(d). For the above purpose, TAKEDA shall keep, and shall require its Third Party Manufacturers to keep, such account books and related records or documents for five (5) years after the delivery date

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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

concerned. In case such accountant finds a discrepancy of more than five percent (5%), TAKEDA shall bear the reasonable costs and expenses of such audit, and shall reimburse to PENINSULA the amount of the overpayment made by PENINSULA to TAKEDA.

         7.7      All Compound supplied to PENINSULA by TAKEDA under this
Article 7 shall be delivered to PENINSULA [*] (Incoterms 2000) at one of the following Major Market Country airports designated by PENINSULA in its purchase orders: Chicago O'Hare International Airport, London Heathrow International Airport, Charles de Gaulle Paris International Airport, Frankfurt International Airport, Barajas Madrid International Airport, Zurich Kloten International Airport, Vienna International Airport, or Milano Malpensa Airport (the "Delivery Place"). Title to the Compound shall pass from TAKEDA to PENINSULA at such time as it has been delivered to the first carrier for transportation to the named place of destination, and risk of loss of the Compound shall pass from TAKEDA to PENINSULA once the Compound [*]. Each shipment of Compound shall be accompanied by a certificate of analysis (a) confirming that TAKEDA and/or its Third Party Manufacturer conducted quality control and testing of the Compound consistent with cGMP to ensure that the Compound conforms to the Specifications as required under Section 6.7, (b) containing the quality control and quality assurance test results for the Compound in such shipment, (c) certifying that each Batch of Compound in such shipment was manufactured in accordance with cGMP, and (d) confirming that the Compound in such shipment conforms to the Specifications. TAKEDA agrees to store Compound to be supplied to PENINSULA in a secure area and under appropriate product label storage conditions to ensure that such Compound conforms to the Specifications at the time of delivery to PENINSULA. TAKEDA shall pack the Compound for shipment in a commercially reasonable manner that assures that such Compound will meet the Specifications upon delivery to PENINSULA.

         7.8 TAKEDA shall ensure that all Compound supplied to PENINSULA hereunder shall be manufactured in compliance with cGMP, all other applicable requirements of Regulatory Authorities, and applicable laws and regulations, including, without limitation, all applicable laws and regulations relating to the transportation, storage, use, handling and disposal of hazardous materials used to manufacture Compound of the countries and jurisdictions where PENINSULA is selling the Product. TAKEDA, at its expense, shall obtain and maintain, and/or shall ensure that its Third Party Manufacturer obtain and maintain, for so long as TAKEDA is supplying Compound to PENINSULA hereunder, all facility licenses and government permits, including without limitation health, safety, and environmental permits, necessary for the conduct of the actions and procedures undertaken to manufacture and supply the Compound for importation and sale in the Territory. For so long as TAKEDA is supplying Compound to PENINSULA under this Agreement, TAKEDA shall promptly notify PENINSULA in writing if TAKEDA and/or its Third Party Manufacturer receives any citations with respect to its manufacturing facilities, including, without limitation, FDA Form 483s or warning letters, or if TAKEDA and/or its Third Party Manufacturer becomes subject to an FDA consent decree or other action of a Regulatory Authority impacting the manufacture of Compound by TAKEDA or its Third Party Manufacturer under this Agreement.

         7.9 Upon receipt of the Compound, PENINSULA shall examine the appearance and the quantity of the Compound supplied, and test samples thereof in accordance with testing

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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

methods agreed upon by the parties in the Quality Memorandum. Within thirty (30) days after receipt of a shipment of Compound, PENINSULA may reject the Compound if it is (a) damaged in appearance, (b) not manufactured in compliance with cGMP, (c) adulterated, or (d) not in conformance with the Specifications ("Defective Compound"), or may notify TAKEDA of any shortage of Compound with respect to the quantity delivered by giving written notice to TAKEDA, which notice shall identify in reasonable detail the nature of the defect or shortage. PENINSULA shall have no payment obligation to TAKEDA with respect to such shortage of Compound or amount of Defective Compound rejected, unless and until any such Compound has been replaced pursuant to Section 7.11 or any dispute regarding whether such Compound is defective is resolved in TAKEDA's favor pursuant to Section 7.12. If PENINSULA does not give such notice to TAKEDA within such 30-day period, PENINSULA will be deemed to have accepted the Compound and to have released TAKEDA from any claim with respect to such Defective Compound, subject to Section 7.10, and except for Product Liability Claims from PENINSULA's (or its Affiliate's or sublicensee's) customers, which shall be handled pursuant to Section 13.4, and PENINSULA shall promptly execute and deliver to TAKEDA an acceptance certificate substantially in the form of Exhibit A attached hereto and incorporated by reference herein (an "Acceptance Certificate").

         7.10 If, after acceptance as provided in Section 7.9 above, PENINSULA discovers that any of the Compound supplied to PENINSULA is Defective Compound, and the nature of such defect is such that it could not reasonably have been discovered by testing samples thereof in accordance with the agreed testing methods within the 30-day testing period under Section 7.9, PENINSULA may revoke its acceptance of such Defective Compound by providing the above written notice to TAKEDA of such revocation promptly after discovering such defect, but in no event later than one year after the date such Compound was delivered to PENINSULA. Such notice shall identify in reasonable detail the nature of the defect.

         7.11 Subject to Section 7.13, if the Compound supplied by TAKEDA pursuant to Section 7.2 is Defective Compound, PENINSULA may reject such Compound within thirty (30) days after receipt of delivery thereof, and TAKEDA shall refund PENINSULA for the amount paid by PENINSULA under Section 7.3 for such Defective Compound. In such event, the amount of such Defective Compound shall not be included in the amount used to determine whether TAKEDA has satisfied the Supply Obligation. Subject to Section 7.12, if the Compound supplied by TAKEDA pursuant to Section 7.5 is Defective Compound, or TAKEDA did not supply all amount of Compound ordered, TAKEDA shall, as soon as practicable, make up for any shortage in the quantity of Compound delivered to PENINSULA, or replace Defective Compound with Compound that meets the warranty in Section 12.2 below, as applicable, and shall be entitled to invoice PENINSULA for the applicable supply price for such replacement Compound upon delivery.

         7.12 Any dispute arising between TAKEDA and PENINSULA concerning whether a shipment of Compound is Defective Compound that cannot be settled by the parties hereto in good faith within thirty (30) days of PENINSULA's notice of defect shall be submitted to an independent test organization located in the Territory with good reputation in the pharmaceutical industry to be mutually agreed upon. Such independent test organization shall determine whether the applicable Compound is Defective Compound, and the parties agree that

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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

the decision of said expert shall be final and binding on TAKEDA and PENINSULA. The party against whom the expert rules shall bear all fees and expenses of the expert relating to said dispute.

         7.13 TAKEDA shall promptly notify PENINSULA if it discovers that any Compound supplied to PENINSULA might be Defective Compound. Such notice shall identify in reasonable detail the nature of the defect, the Lot of such Defective Compound, and the basis for TAKEDA's determination as to the nature of the defect.

         7.14 If TAKEDA is unable, at any time, to supply PENINSULA on a timely basis with the entire quantity of Compound ordered by PENINSULA in accordance with Section 7.5 for any reason, including by reason of Force Majeure under Article 16, TAKEDA shall immediately notify PENINSULA of such inability to supply and the estimated extent of such inability (including delay time and the quantity of Compound involved), and shall use good faith diligent efforts to cure the supply problem as soon as possible. If a supply problem occurs to the extent that, at any particular time, Compound that has been ordered by PENINSULA pursuant to Section 7.5 is more than [*] days (or, in case caused by Force Majeure, more than [*] days) past due according to the scheduled delivery dates in the applicable orders (a "Supply Disruption"), then PENINSULA and TAKEDA will discuss the Supply Disruption and seek all appropriate means of resolution. TAKEDA will use best efforts to resolve the Supply Disruption. For the duration of a Supply Disruption, TAKEDA shall [*] PENINSULA all Compound in [*] or [*], intended for use by [*] for development [*], if any, until such time as the Supply Disruption has been resolved. If the Supply Disruption is not cured entirely (that is, all past due quantities of Compound on order are delivered to PENINSULA) within [*] days of the beginning of the Supply Disruption, then PENINSULA shall have the right, as a sole and exclusive remedy for the Supply Disruption, to elect to (i) terminate this Agreement pursuant to Section 17.3 or
(ii) manufacture, or have a third party manufacturer manufacture on PENINSULA's behalf, the Compound. If PENINSULA so elects to manufacture or have a third party manufacturer manufacture the Compound, then the provisions of Sections
7.15 below shall apply.

         7.15 If PENINSULA elects to manufacture, or have a third party manufacturer manufacture on PENINSULA's behalf, the Compound as permitted under Sections 6.1, 7.2, 7.4 or 7.14, the following shall apply:

                  (a) TAKEDA is deemed automatically to grant to PENINSULA a license under the Information, Manufacturing Know-How and Patents to make and have made the Compound and all intermediates thereof in the Territory without any additional consideration to TAKEDA;

                  (b) TAKEDA shall disclose to PENINSULA all Manufacturing Know-How and any other information, data and know-how relating to the manufacture of the Compound and all intermediates thereof Controlled by TAKEDA, and PENINSULA may purchase some or all of its requirements of the Compound from any third party manufacturer and/or manufacture by itself the Compound and may use such information to do so; if there is any other information, data and know-how relating to the manufacture of the Compound and/or any

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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

intermediates thereof that is in the possession of TAKEDA or its Third Party Manufacturer, but is not Controlled by TAKEDA, then TAKEDA shall use commercially reasonable efforts to secure access and rights to such information, data and know-how so that it Controls the same and can disclose same to PENINSULA for its use under this Section 7.15;

                  (c) TAKEDA shall promptly provide, at such times and locations as may reasonably be requested by PENINSULA, reasonable, diligent and good faith cooperation to enable PENINSULA to establish such manufacturing capability, including, without limitation, assisting in qualifying PENINSULA or its designated third party manufacturer to manufacture Compound and all intermediates thereof;

                  (d) TAKEDA shall assist PENINSULA with identifying a third party that will be able to supply PENINSULA with those intermediates required for the manufacture of Compound. TAKEDA shall assist PENINSULA if PENINSULA desires the assignment of current agreement(s) between TAKEDA and Third Party Manufacturer(s) with regard to the manufacture of the Compound, or in enabling PENINSULA to enter into its own agreement with such party; provided, however, that TAKEDA shall not be obligated to assign such agreement(s). In any event, TAKEDA will, if requested by PENINSULA, use all commercially reasonable efforts to continue to supply, to the extent it is able from its inventory or otherwise, PENINSULA with PENINSULA's requirements of intermediates for use to manufacture the Compound on commercially reasonable terms and conditions that are consistent with the terms and conditions for the supply of Compound to PENINSULA hereunder until such time as PENINSULA is able to obtain its requirements of such intermediates from a third party manufacturer. PENINSULA shall pay TAKEDA its Intermediate Manufacturing Cost for intermediates supplied to PENINSULA hereunder, provided that TAKEDA ensures that such intermediates (i) conform to the specifications therefor, (ii) are manufactured in accordance with all applicable laws and regulations, and (iii) have free, clear, and marketable title at the time of delivery to PENINSULA.

                  (e) if TAKEDA desires to purchase the Compound and/or the Product from PENINSULA in order to sell the Product outside the Territory, PENINSULA shall use reasonable efforts to comply with TAKEDA's desire under such terms and conditions as are separately determined by the mutual agreement of the parties;

                  (f) Any obligation of TAKEDA, including under Sections 6.1, 6.6, 6.7, 6.8, and Articles 7 and 8, to supply to PENINSULA any further amounts of Compound shall terminate, and PENINSULA shall not have any further right to compel TAKEDA to manufacture and supply the Compound as set forth therein, except for the surviving obligations under Section 7.16 below (if applicable); and

                  (g) subsections (a) through (f) above and Sections 7.16 and 7.17 below are PENINSULA's sole and exclusive remedy for (i) TAKEDA's election to not remedy deficiencies in the DMF and ceasing to supply Compound under Section 6.1, (ii) TAKEDA's inability to satisfy the Supply Obligation under Section 7.2, (iii) TAKEDA's election to cease supplying Compound under
Section 7.4, or (iv) for a Supply Disruption under Section 7.14, and

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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in each case PENINSULA shall have no right to demand from TAKEDA any compensation therefor.

         7.16 If PENINSULA elects to manufacture, or have a third party manufacturer manufacture on PENINSULA's behalf, the Compound as permitted under
Section 7.4, and upon written request of PENINSULA, TAKEDA shall use best efforts to continue to supply Compound to PENINSULA hereunder until at least [*] months after the date on which TAKEDA provides written notice to PENINSULA that it is electing to cease supplying the Compound to PENINSULA or until PENINSULA establishes new manufacturing capacity that is able to manufacture PENINSULA's total requirements of cGMP Compound meeting Specifications, whichever comes earlier (such period, the "Wind-Down Period"). After the expiration of the Wind-Down Period, and provided that TAKEDA has complied with its obligations under Section 7.15, TAKEDA shall have no further obligation to supply Compound to PENINSULA hereunder.

         7.17 If PENINSULA elects to manufacture, or have a third party manufacturer manufacture on PENINSULA's behalf, the Compound because of a Supply Disruption under Section 7.14, PENINSULA shall have the right, both during and after the Supply Disruption, to continue to order and obtain from TAKEDA (on a non-exclusive basis) supply of Compound up to TAKEDA's reasonable ability to supply such Compound from its inventory or otherwise. TAKEDA shall use best efforts to supply such Compound to PENINSULA. However, PENINSULA acknowledges and agrees that under certain circumstances, i.e., Supply Disruptions that are caused by reason of Force Majeure or Supply Disruptions resulting from the failure of TAKEDA's Third Party Manufacturer to supply Compound ordered by TAKEDA, TAKEDA may not have the ability to supply any Compound to PENINSULA. For so long as such circumstances exist, TAKEDA shall not be deemed to have breached its obligation to supply Compound to PENINSULA under this Section 7.17, provided that TAKEDA continues to use best efforts to supply Compound to PENINSULA as soon as practicable.

                                   ARTICLE 8

                                COMMERCIAL SUPPLY

         8.1 Except as otherwise set forth in Section 8.2, TAKEDA shall supply and deliver to PENINSULA or TAKEDA shall cause its appointee to supply and deliver to PENINSULA, and PENINSULA shall purchase and take delivery of, PENINSULA's entire requirements of the Compound for processing into Products for commercial sale. The parties shall negotiate in good faith and enter into a commercial supply agreement setting forth the terms and conditions for such commercial supply of the Compound, which terms shall include the terms set forth in this Section 8.1 (the "Supply Agreement"). The parties shall commence such negotiation when PENINSULA enters into Phase III clinical trials. Such Supply Agreement shall contain terms that are commercially reasonable and typical for transactions of this type, and shall incorporate the following guiding principles:

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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                  (a)      SUPPLY OBLIGATION. During the term of the Supply
Agreement, TAKEDA shall manufacture, or have a Third Party Manufacturer manufacture, and supply to PENINSULA all PENINSULA's requirements of Compound for processing into Products for commercial sale in the Territory as set forth in purchase orders submitted by PENINSULA;

                  (b) SUPPLY PRICE. The price of the Compound supplied to PENINSULA under the Supply Agreement shall be negotiated in good faith and determined by the parties hereto to be equivalent to [*] percent ([*]%) of the Compound Manufacturing Cost, provided, however, that such transfer price shall not in any event exceed US $[*] of Compound; TAKEDA shall, at PENINSULA's cost, use best efforts to reduce the Compound Manufacturing Cost as much as practicable and shall consult with PENINSULA regarding suggestions for reducing such Compound Manufacturing Cost;

                  (c) FORECASTING AND ORDERING. The Supply Agreement shall contain a mechanism by which PENINSULA shall provide to TAKEDA rolling forecasts of its estimated requirements of Compound, and a portion of each such forecast shall represent a binding commitment on PENINSULA to purchase, and on TAKEDA to supply, the quantity of Compound set forth in such portion of each forecast. The Supply Agreement shall also include a mechanism by which PENINSULA shall provide to TAKEDA purchase orders for Compound in accordance with the forecasts, and the permitted delivery dates for Compound set forth in such orders shall incorporate an appropriate lead time based on the time required by TAKEDA to manufacture Compound. PENINSULA shall be able to increase or decrease the quantity of Compound to be ordered in such purchase orders from the quantity of Compound set forth in the applicable binding forecast by a certain percentage of the forecasted quantity of Compound;

                  (d) INABILITY/ CEASE TO SUPPLY. The Supply Agreement shall address the consequences if TAKEDA is unable to supply PENINSULA on a timely basis with PENINSULA's requirements of Compound, or if TAKEDA elects to cease supplying the Compound to PENINSULA, and shall contain provisions, as a sole and exclusive remedy therefor, similar to those set forth in Sections 7.4, 7.14, 7.15, 7.16, and 7.17 of this Agreement;

                  (e) QUALITY MEMORANDUM. Recalls, market withdrawals, corrections and field alert reporting of Products, responding to customer questions and complaints related to Products sold in the Territory shall be the responsibility of PENINSULA and the procedures and guidelines for such matters and other issues related to the supply of the Compound to PENINSULA shall be addressed in a separate quality memorandum entered into by the parties including, without limitation, procedures and guidelines for Lot release, quality control and quality assurance testing, and acceptance testing;

                  (f) TERM AND TERMINATION. Unless the parties otherwise agree, the term of the Supply Agreement shall be equal to the term of this Agreement, subject to typical rights for early termination in appropriate circumstances.

                  (g) OTHER TERMS. The Supply Agreement shall contain other terms that shall be identical, or substantially similar to, Sections 6.7, 6.8, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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7.13, 7.14, 7.15, 7.16, 7.17 and 12.2(a), and Articles 13, 14, and 18 of this
Agreement. In addition, under the Supply Agreement PENINSULA shall have audit rights to confirm the accuracy of the amount of the Compound Manufacturing Cost similar to PENINSULA's audit rights under Section 7.6 of this Agreement.

         8.2 Notwithstanding Section 8.1, at any time prior to the date on which PENINSULA commences Phase III clinical trials of the Product, TAKEDA shall have the right, upon written notice to PENINSULA, to elect not to supply PENINSULA's entire requirements of the Compound for processing into Products for commercial sale as set forth in Article 7, in which event the parties shall not be required to enter into a Supply Agreement under Section 8.1.

                                   ARTICLE 9

                            PROCESSING AND PACKAGING

         9.1 PENINSULA shall procure its requirements of materials other than the Compound which are necessary for processing the Compound into the Product at its own responsibility and expense.

         9.2 PENINSULA shall prepare or have prepared, at its own expense, packaging materials, labels and insert brochures of the Product for use in the Territory, purchasing necessary materials from a source or sources selected by PENINSULA. PENINSULA shall provide to TAKEDA the descriptions of such packaging materials, labels and insert brochures therein and designs thereof. PENINSULA shall be responsible for obtaining from Regulatory Authorities in the Territory all approvals of the packaging materials, labels and insert brochures of the Product that are necessary to secure and/or maintain the Registration.

                                   ARTICLE 10

                         SALE OF THE PRODUCT AND REPORT

         10.1 PENINSULA or its sublicensees or distributors shall make the first commercial sale of the Product in each country of the Territory within [*] months after achieving the NHI Price Listing in such country (if applicable), provided, however, that PENINSULA shall do so within [*] months after obtaining the Registration in each country of the Territory where the achievement of the NHI Price Listing is not required for the marketing of the Product.

         10.2 Subject to Section 2.4, PENINSULA shall determine the selling price of the Product in each country of the Territory at its discretion, but in accordance with any applicable local laws or regulations.

         10.3 The introduction, advertisement and sales promotion of the Product shall be made at PENINSULA's own expense and PENINSULA shall use commercially reasonable efforts to maximize the sales of the Product. Upon reasonable request of TAKEDA and to the extent permitted by applicable laws and regulations, PENINSULA shall inform TAKEDA of

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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its plans of its promotional and sales activities for the Product and any other related information reasonably requested by TAKEDA.

         10.4 As a part of promotional and sales activities, and at PENINSULA's sole discretion, PENINSULA may carry out those Phase IIIb and Phase IV clinical studies in the Territory at its expense and responsibility that are commercially appropriate and in accordance with the protocol prepared by PENINSULA and approved by TAKEDA, which approval shall not unreasonably withheld. PENINSULA shall from time to time make available to TAKEDA, for TAKEDA's use in connection with the development and commercialization of Products outside the Territory, all results obtained from such clinical studies free of charge (other than reimbursement for copying and shipping charges).

         10.5 Upon TAKEDA's reasonable request, and to the extent permitted by applicable laws and regulations, PENINSULA shall send to TAKEDA samples of the Product, all packaging materials and other printed materials, including promotional materials, for the Product at TAKEDA's expense. Should TAKEDA find any defects in such samples, TAKEDA shall inform PENINSULA of such defects immediately and PENISULA shall remove such defects at its own expense and responsibility.

         10.6 During the term of this Agreement, PENINSULA shall use reasonable efforts to disclose to TAKEDA medical and other technical information that PENINSULA may gain relating directly to the Product, and TAKEDA shall have the right to use, and cause any third parties who have a license under the Patents and Manufacturing Know-How to develop, manufacture, or commercialize the Compound and/or the Product in the TAKEDA Territory to use, such information solely to develop, manufacture, offer for sale or sell the Product in the TAKEDA Territory, including without limitation to pursue Registration in the TAKEDA Territory, free of charge, subject to the rights granted to PENINSULA hereunder.

                                   ARTICLE 11

                        USE OF TAKEDA'S NAME; TRADEMARKS

         11.1 Subject to the laws and regulations in the Territory and except as otherwise requested by TAKEDA, PENINSULA shall include the company name of TAKEDA as the licensor on all packaging materials and other printed materials, including promotional materials, for the Product in the Territory (the "Mark"). TAKEDA hereby grants to PENINSULA the right to use the Mark to the extent necessary for PENINSULA to fulfill the obligations set forth in this
Section 11.1 applicable to the Products sold in the Territory. PENINSULA will have no obligation to pay royalties for such use of the Mark during the term the Agreement.

         11.2 The Products sold in the Territory shall bear one or more trademarks chosen and owned by PENINSULA. PENINSULA shall disclose to TAKEDA the trademarks

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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PENINSULA intends to use on the Product prior to filing its NDA covering the
Product and any changes thereof.

                                   ARTICLE 12

                                   WARRANTIES

         12.1     Each party warrants the following:

                  (a) such party is duly organized and validly existing under the laws of the state and/or nation of its organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

                  (b) such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The person executing this Agreement on such party's behalf has been duly authorized to do so by all requisite corporate action; and

                  (c) this Agreement is a legal and valid obligation binding upon the parties and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium or other laws affecting the enforcement of creditors' rights and to general principles of equity. The execution, delivery and performance of this Agreement by each party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor does it violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

         12.2     TAKEDA warrants to PENINSULA that:

                  (a)      all of the Compound supplied to PENINSULA under
Section 5.3 or Article 7: (i) conforms to the Specifications, (ii) is manufactured in accordance with cGMP and all other applicable laws and regulations, (iii) shall have free, clear, and marketable title at the time of delivery to PENINSULA, and (iv) shall not be adulterated or misbranded within the meaning of the FD&C Act, and shall not be an article that may not, under the provisions of Sections 404 and 505 of the FD&C Act, be introduced into interstate commerce, at the time of such delivery;

                  (b) as of the Effective Date, TAKEDA has not received any citations with respect to its manufacturing facilities, including without limitation FDA Form 483s or warning letters, and is not currently subject to an FDA consent decree or other action of a Regulatory Authority impacting the manufacture of the Compound to be supplied by TAKEDA under Article 7;

                  (c) to TAKEDA's knowledge as of the Effective Date, PENINSULA's practice of the Patents or manufacture, importation, use or sale of the Compound or Product in the Territory will not infringe the intellectual property rights of a third party patent;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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                  (d)      to TAKEDA's knowledge as of the Effective Date, the
manufacture of the Compound and the intermediates thereof using the Manufacturing Know-How that exists as of the Effective Date, or the related importation by PENINSULA of the resulting Compound and/or Products into the Territory will not infringe or misappropriate the intellectual property rights of a third party patent;

                  (e) the Patents licensed to PENINSULA hereunder are all the patents and/or patent applications owned by or licensed to TAKEDA (or any of its Affiliates) as of the Effective Date in the Territory that claim or cover the Compound, the Product, any intermediates used in making the Compound, or the use of the Compound or the Product;

                  (f) to TAKEDA's knowledge as of the Effective Date, there are no facts or circumstances which would render any patent or patent application within the Patents in the Territory invalid or unenforceable;

                  (g) there is no interference action, opposition, reissue or reexamination proceeding, or any intellectual property litigation pending before any patent office or court concerning any Patents as of the Effective Date in the Territory, and there is no litigation proceeding pending before any court concerning the Compound or any Product as of the Effective Date;

                  (h) Neither TAKEDA nor any of its Affiliates have granted to any third party any licenses or other rights to use or practice the Patents in any manner relating to use, importation, offering for sale or sale of the Compound or Product anywhere in the Territory in any manner that would conflict with PENINSULA's rights granted herein, and TAKEDA has full legal rights and authority to grant PENINSULA the license and other rights granted in this Agreement; and

                  (i) to TAKEDA's knowledge as of the Effective Date, the manufacturing activities to be undertaken by TAKEDA and/or its Third Party Manufacturer hereunder to make the Compound supplied to PENINSULA hereunder and the related importation by PENINSULA of the Compound and/or Products into the Territory will not infringe any intellectual property rights of any third party.

         12.3 EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATION OR WARRANTY WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PURPOSE, IS MADE OR GIVEN BY OR ON BEHALF OF PENINSULA OR TAKEDA. ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

                                   ARTICLE 13

                      INDEMNIFICATION AND PRODUCT LIABILITY

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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         13.1     Notwithstanding anything herein to the contrary, product
liability issues with regard to the Compound and/or the Product shall be, as between the parties, exclusively governed by Section 13.4.

         13.2 PENINSULA shall be responsible for, and shall indemnify, hold harmless and defend TAKEDA, TAKEDA's Third Party Manufacturer, and their officers, employees and agents against any and all third party claims, suits, losses, damages, costs, fees (including reasonable attorneys' fees) and expenses (collectively "Claims") resulting from or arising out of (a) the Development Work performed by PENINSULA to obtain the Registration; (b) the processing, use and/or sale of the Compound or Product by PENINSULA or its distributor or sublicensee; (c) the negligence, recklessness, or willful misconduct of PENINSULA or its officers, directors, employees, distributor, sublicensee or agents; or (d) PENINSULA's breach of its obligations, representations, or warranties under this Agreement. Notwithstanding the foregoing, PENINSULA's indemnification obligations under this Section 13.2 shall not apply to Product Liability Claims (as defined in Section 13.4), which claims are addressed in
Section 13.4. In addition, PENINSULA's indemnification obligations under this
Section 13.2 shall not apply if TAKEDA fails to comply with the indemnification procedures in Section 13.5, or to the extent that a Claim arises out of or results from (i) the negligence, recklessness, or willful misconduct of TAKEDA, its Third Party Manufacturer, or the officers, directors, employees, or agents of TAKEDA or its Third Party Manufacturer; (ii) TAKEDA's breach of its obligations, representations, or warranties under this Agreement; or (iii) manufacturing defects resulting from the manufacture of the Compound by TAKEDA or its Third Party Manufacturer hereunder.

         13.3 TAKEDA shall be responsible for, and shall indemnify, hold harmless and defend PENINSULA, its officers, employees and agents against any and all Claims resulting from or arising out of (a) the negligence, recklessness, or willful misconduct of TAKEDA, its Third Party Manufacturer, or the officers, directors, employees, or agents of TAKEDA or its Third Party Manufacturer; (b) TAKEDA's breach of its obligations, representations, or warranties under this Agreement; (c) manufacturing defects resulting from the manufacture of the Compound by TAKEDA or its Third Party Manufacturer hereunder; or (d) the development of the Compound and/or the Product by TAKEDA or its sublicensee or distributor, the importation and sale of the Compound and/or the Product in the TAKEDA Territory by TAKEDA or its sublicensee or distributor, or the use of the Compound and/or the Product in the TAKEDA Territory. Notwithstanding the foregoing, TAKEDA's indemnification obligations under this
Section 13.3 shall not apply to Product Liability Claims (as defined in Section 13.4), which claims are addressed in Section 13.4. In addition, such indemnity shall not apply if PENINSULA fails to comply with the indemnification procedures in Section 13.5, or to the extent that a Claim arises out of or results from (i) the Development Work performed by PENINSULA for obtaining the Registration, (ii) the processing, use and/or sale of the Compound and/or the Product by PENINSULA or PENINSULA's distributor, customers or sublicensees; (iii) the negligence, recklessness, or willful misconduct of PENINSULA or its officers, directors, employees, distributor, sublicensee or agents; or (iv) PENINSULA's breach of its obligations, representations, or warranties under this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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         13.4     PENINSULA shall be responsible for, and shall indemnify, hold harmless and defend TAKEDA, its Third Party Manufacturer, and their officers, employees and agents against any and all third party claims, suits, losses, damages, costs, fees (including reasonable attorneys' fees) and expenses with respect to death or injury to any person ("Product Liability Claims") arising out of or resulting from the use of the Compound and/or the Product by PENINSULA's customers. Notwithstanding the foregoing, such indemnity shall not apply if TAKEDA fails to comply with the indemnification procedures in Section 13.5, or to the extent that a Product Liability Claim arises out of or results from (a) the negligence, recklessness, or willful misconduct of TAKEDA, its Third Party Manufacturer, or the officers, directors, employees, or agents of TAKEDA or its Third Party Manufacturer; (b) TAKEDA's breach of its obligations, representations, or warranties under this Agreement; or (c) manufacturing defects resulting from the manufacture of the Compound by TAKEDA or a Third Party Manufacturer hereunder.

         13.5     Each party's indemnity obligations as provided for in this
Article 13 shall be conditioned upon the following:

                  (a) the party entitled to indemnification for a Claim or Product Liability Claim (the "Indemnified Party") providing prompt (where practicable, within fifteen (15) days after the receipt thereof ) notice of such Claim or Product Liability Claim to the party providing indemnification (the "Indemnifying Party");

                  (b) the Indemnified Party reasonably cooperating with the Indemnifying Party in the defense of such Claim or Product Liability Claim; and

                  (c) the Indemnified Party's agreement not to compromise or otherwise settle any such claims without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld.

         13.6 Upon receiving prompt notice of a Claim or Product Liability Claim, the Indemnifying Party shall assume the defense of such Claim or Product Liability Claim with counsel reasonably satisfactory to the Indemnified Party. Each party shall, at its expense, secure and maintain insurance coverage in amounts sufficient to cover its indemnification obligations hereunder and shall, upon the other party's request, deliver to the other party a copy of such insurance policy.

         13.7 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 13.7 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER ARTICLE 13, OR DAMAGES AVAILABLE FOR A BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 14.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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         13.8     Notwithstanding anything to the contrary in this Agreement, and in addition to the limitations in Section 13.7, neither party will be liable to the other party for a claim brought by such other party under this Agreement (other than indemnification with regard to any third party claim under Article 13 or for a breach of confidentiality obligations in Article 14) in an amount that exceeds, in the aggregate, the amount which [*]. For clarity, this Section
13.8 is not intended to limit or restrict the indemnification rights or obligations of any party with regard to any third party claim under Article 13 or damages available to a party for a breach of confidentiality obligations in
Article 14.

                                   ARTICLE 14

                                     SECRECY

         14.1 Except to the extent expressly authorized by this Agreement or otherwise agreed to in writing by the parties, each party agrees that, for the term of this Agreement and for seven (7) years thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other party pursuant to this Agreement, except that the foregoing shall not apply to any information for which the receiving party can demonstrate, by competent proof, that it:

                  (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

                  (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                  (c) later became part of the public domain through no act or omission of the receiving party;

                  (d) was disclosed to the receiving party without obligations of confidentiality with respect thereto, by a third party who had no obligation to the disclosing party not to disclose such information to others; or

                  (e) was independently developed by employees of either party who were unaware of and did not have access to Confidential Information disclosed by either party.

         14.2 Each party may disclose Confidential Information disclosed to it by the other party to the extent such disclosure is reasonably necessary for the following reasons:

                  (a) for regulatory filings, including filings with the U.S. Securities Exchange Commission, and filings with Regulatory Authorities permitted hereunder;

                  (b)      prosecuting or defending litigation; and

                  (c) complying with applicable governmental regulations, court orders, and legal requirements.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party's Confidential Information pursuant to this
Section 14.2 it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use reasonable efforts to cooperate with the disclosing party's efforts to secure confidential treatment of such information. In any event, each party agrees to take all reasonable actions to avoid any unauthorized use or disclosure of Confidential Information of the other party hereunder.

         14.3 Notwithstanding the provisions of Section 14.1 hereinabove, PENINSULA may disclose TAKEDA's Confidential Information to its officers and employees, sublicensees, advisors, consultants, its distributors in each country of the Territory, and Regulatory Authorities in the Territory, provided, however, that PENINSULA shall use commercially reasonable efforts to impose upon such disclosees obligations of confidentiality and non-use at least equivalent in scope to those set forth in Sections 14.1 and 14.2.

         14.4 The Parties agree to that each Party may issue the agreed Press Release in the form attached as Schedule VI, after the Effective Date.

                                   ARTICLE 15

                                     PATENTS

         15.1 During the term of this Agreement, TAKEDA, at its cost and expense, shall use diligent, good faith efforts to file, prosecute and maintain the Patents having claims that cover composition of matter of or method of manufacturing or using the Compound or Product in Major Market Countries and other countries where PENINSULA is developing or selling the Product. TAKEDA shall use reasonable efforts to extend the term of the Patents covering the Compound and/or the Product or its use in the countries in the Territory where PENINSULA (or its Affiliate or sublicensee or distributor) is selling the Product, and in such other countries as TAKEDA may in its discretion select, and PENINSULA shall cooperate with TAKEDA in obtaining such extension, provided, however, that the external expenses for such procedures shall be borne by TAKEDA. TAKEDA shall provide to PENINSULA, and PENINSULA shall be entitled to review and comment upon, all documents to be filed or received from the applicable patent offices relating to the prosecution of the Patents, and other correspondence relating to such prosecution efforts to the extent that the Patents directly relate to the Compound or the Product. TAKEDA shall reasonably consider PENINSULA's reasonable comments regarding such prosecution.

         15.2 PENINSULA shall notify TAKEDA of any infringement or possible infringement of the Patents in the Territory by a third party promptly after it becomes aware of such infringement. TAKEDA and PENINSULA shall consult together in order to determine the appropriate action to be taken for elimination of any infringement of the Patents, in order to protect both parties' interests. PENINSULA shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement (an "Enforcement Action"), at its own expense, by counsel of its choice and approved by TAKEDA, which approval shall not be withheld unreasonably, including any

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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declaratory judgment action arising from such infringement. TAKEDA shall provide reasonable assistance and cooperation to PENINSULA at its own expense and may, at its sole discretion, at its own expense, by counsel of its choice and at any time, join in such Enforcement Action. If PENINSULA elects not to institute an Enforcement Action within 120 days after it has notice of the infringement, TAKEDA shall have the right to institute an Enforcement Action at its own expense unless PENINSULA provides a reasonable business reason for not instituting such Enforcement Action, and PENINSULA shall provide reasonable assistance and cooperation to TAKEDA in connection with such Enforcement Action at its own expense. All damages, settlement amounts or costs recovered in connection with an Enforcement Action shall first be allocated to reimburse the parties for their expenses in connection with such Enforcement Action, and the remainder of such damages, settlement amounts or costs shall be [*]. Notwithstanding the foregoing, if the Patent is found or adjudicated invalid or unenforceable in or as a result of the Enforcement Action taken by PENINSULA, PENINSULA shall have the primary right, but not the obligation, to appeal such adjudication or findings, or take any other procedure to secure the validity or enforceability of the Patent (such appeal or other procedures are hereinafter collectively referred to as the "Appeal"), at its own expense, by counsel of its choice and approved by TAKEDA, which approval shall not be withheld unreasonably. TAKEDA shall provide reasonable assistance and cooperation to PENINSULA at its own expense and may, at its sole discretion, at its own expense, by counsel of its choice and at any time, join in such Appeal, if possible. If PENINSULA does not prosecute the Appeal immediately, TAKEDA may prosecute the Appeal at its own expense, by counsel of its choice, and PENINSULA shall provide reasonable assistance and cooperation to TAKEDA in connection with such Appeal at its own expense. If TAKEDA is not entitled to prosecute the Appeal, PENINSULA shall prosecute the Appeal upon TAKEDA's request to do so at TAKEDA's expense. All damages, settlement amounts or costs recovered in connection with an Appeal shall first be allocated to reimburse the parties for their expenses in connection with such Appeal, and the remainder of such damages, settlement amounts or costs shall be [*]. Any final decision with regard to the Appeal, including the decision whether or not the Appeal is maintained, shall be made by TAKEDA at its sole and absolute discretion.

         15.3 In the event of any claim, threat or suit by a third party against PENINSULA and/or TAKEDA alleging that the import, formulation and/or sale of the Compound and/or the Product in the Territory infringes any patents or other intellectual property rights of such third party, each party hereto shall inform the other party of such claim, threat or suit, and PENINSULA and TAKEDA shall defend in close cooperation with each other against such claim, threat or suit or settlement thereof and shall not settle such claim, threat or suit without the prior written consent of the other party, which consent shall not be unreasonably withheldprovided, however, PENINSULA shall reserve the final control of the defense against such claim, threat or suit or settlement thereof in the Territory; provided, further, that PENINSULA shall not in such case settle such claim, threat or suit in a manner that may adversely affect TAKEDA's interest in the Patents, Compound or Product, including without limitation the validity of Patents, without the prior written consent of TAKEDA, which consent shall not be unreasonably withheld. Each party shall bear its own internal costs incurred by it in connection with such legal proceedings. The reasonable out-of-pocket costs incurred by PENINSULA and/or TAKEDA in connection with such legal proceedings and the amount of

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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settlements or damages awarded to a third party as a result of the suit for infringement by PENINSULA and/or TAKEDA of such third party's patents or other intellectual property rights or settlement thereof shall be borne by PENINSULA, provided, however, that pursuant to Section 3.4, PENINSULA shall be entitled to offset [*] of the amount of settlements or damages paid by PENINSULA to a third party under this Section 15.3 against any royalties owed to TAKEDA under Article 3, subject to Section 3.6. In addition, if PENINSULA believes that a patent or patent application owned or controlled by a third party in the Territory may claim or cover the composition of matter of, method of making, or method of using the Compound, and PENINSULA intends to seek a license from such third party under such patent or patent application, PENINSULA shall first notify TAKEDA in writing of such intention, and if requested by TAKEDA, shall meet with TAKEDA promptly and discuss in good faith the reasons for PENINSULA seeking such license and the consideration that PENINSULA intends to offer for such license, and PENINSULA shall consider in good faith TAKEDA's reasonable comments with respect to such situation. PENINSULA shall not obtain such license without the prior written consent of TAKEDA, which consent shall not be unreasonably withheld. It is understood that in the communication pursuant to this Section 15.3, either party shall not be required to disclose any specific information that is covered by the attorney-client privilege.

         15.4     Nothing in this Agreement shall be construed as:

                  (a) a warranty or representation by TAKEDA of the validity or scope of any of the Patents;

                  (b) a warranty or a representation by TAKEDA that anything made, used, sold or otherwise disposed of under any license granted hereunder is or shall be free from infringement of patents or other property rights of third parties; or

                  (c) an agreement by TAKEDA to bring or prosecute actions or suits against third parties for infringement of the Patents.

                                   ARTICLE 16

                                  FORCE MAJEURE

If either party is rendered unable to fulfill wholly or in part any part of its obligations under this Agreement by reason of Force Majeure, such party shall forthwith give to the other party a written notice briefly describing the circumstances causing such inability, and, thereupon, to the extent that the party giving such notice is unable to fulfill such obligations by reason of such circumstances, such obligations shall be suspended during, but no longer than, the continuance of such circumstances and provided that the party claiming force majeure has exerted and continues diligently to exert all commercially rea,,sonable efforts to overcome the same. "Force Majeure" means conditions beyond the control of the parties, including without limitation, civil commotion, terrorist act, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, war, strikes, lockouts, riot, or epidemic diseases, or Act of God. In the event of Force Majeure, the other party has no right to seek damages in connection with the affected party's inability to

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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perform its obligations under this Agreement as a result of Force Majeure. If a
Force Majeure event preventing a party's performance hereunder continues for more than [*] consecutive months, both parties shall in good faith negotiate and decide how to cope with the situation.

                                   ARTICLE 17

                              TERM AND TERMINATION

         17.1 This Agreement shall be effective as of the Effective Date and, unless sooner terminated by mutual agreement or in accordance with other provisions herein, shall remain in effect as long as PENINSULA's royalty obligations exist. The provisions of Sections 3.9, 3.10, 6.9, 7.6, 17.1, 17.4, 17.5, 17.6, 18.2, 18.4, 18.6, 18.9, and 18.10, and Article 13 shall survive termination or expiration of this Agreement. In addition, any payment obligation that has accrued prior to such termination or expiration, including without limitation pursuant to Sections 3.1, 3.3, and 7.3, if any, shall survive such termination or expiration. The provisions of Article 14 shall survive termination or expiration of this Agreement for seven (7) years. The license granted to PENINSULA under Section 2.1 shall survive the expiration of this Agreement, but shall, as of the date of expiration of the Agreement and unless sooner terminated, be converted from a royalty-bearing license to a fully-paid and royalty-free license.

         17.2 Either party may terminate this Agreement by a registered letter to the other party effective upon the other party's receipt of such notice in the following cases:

                  (a) if the other party, after receiving written notice identifying a material breach of this Agreement (including failure by PENINSULA to pay on time the amounts owed under Article 3 or 7), fails to cure such breach within [*] days (in case of failure by PENINSULA to pay on time the amounts owed under Article 3 or 7, [*]) from the date of such notice; or

                  (b) in case of the filing by the other party of a petition in bankruptcy or insolvency, or in case of the filing by the other party of any petition or answer seeking reorganization, readjustment, or rearrangement of the business of the other party under any law or any government regulation relating to bankruptcy or insolvency, or in case of the appointment of a receiver for all or substantially all of the property of the other party, or in case of the making by the other party of any assignment or attempted assignment for the benefit of creditors, or in case of the institution by the other party of any proceedings for the liquidation or winding up of its business, or for the termination of its corporate charter; or

                  (c) if a substantial change occurs in the shareholding of PENINSULA and consequently, fifty percent (50%) or more of the voting shares of PENINSULA come to be owned or controlled directly or indirectly by a person or entity who is not a controlling shareholder of PENINSULA on the Effective Date.

         It is understood that TAKEDA's failure to satisfy its Supply Obligation pursuant to Section 7.2, TAKEDA's decision to cease manufacturing the Compound pursuant to Section 6.1 or 7.4, or TAKEDA's inability to cure a Supply Disruption caused by a Force Majeure event,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

shall not constitute a material breach under subclause (a) above, but shall be treated pursuant to the following Section 17.3.

         17.3     PENINSULA may terminate this Agreement as follows:

                  (a) upon written notice if TAKEDA elects to cease trying to remedy a DMF deficiency and thus cease supplying the Compound to PENINSULA as permitted under Section 6.1;

                  (b) upon written notice if PENINSULA cancels its order for [*] of Compound as permitted under Section 7.2;

                  (c) upon written notice if TAKEDA elects to cease manufacturing, or having a Third Party Manufacturer manufacture, Compound under
Section 7.4;

                  (d) upon written notice if Supply Disruption is not cured within [*] days as permitted under Section 7.14; or

                  (e) if PENINSULA determines that it is not feasible to pursue the development, launch or sale of the Product due to scientific, technical regulatory and/or commercial reasons, including but not limited to material adverse events caused by the Compound and/or the Product, refusal of the indication for the treatment of infections caused by MRSA, infringement of third party intellectual property rights, or other regulatory or marketplace issues, PENINSULA may provide written notice to TAKEDA of such determination, together with competent information thereof and have serious discussions with TAKEDA regarding what steps to take in regards to the problem. PENINSULA may then terminate this Agreement effective upon written notice [*] days.

         It is understood that PENINSULA shall have no right to demand from TAKEDA any compensation for the termination of this Agreement pursuant to above subsections (a), (b), (c), (d) (but only if the applicable Supply Disruption is caused by a Force Majeure event) and (e).

         17.4 Upon the termination of this Agreement for any reason, PENINSULA shall no longer make any use of the license granted by TAKEDA hereunder and shall promptly return to TAKEDA any and all data and information furnished by TAKEDA so far, including, but not limited to, the Information and the Manufacturing Know-How. If the Agreement is terminated for any reason other than for TAKEDA's uncured material breach of the Agreement or financial insolvency, PENINSULA shall, at TAKEDA's request, transfer to TAKEDA or its designee the Registration or the application therefor and any and all the data and information so far obtained by PENINSULA, including the Results, if any, or otherwise assist TAKEDA so that TAKEDA may take over the development and/or commercialization of the Product, provided, however, if sublicensee(s) of PENINSULA that are not in breach of their sublicense agreements, under which PENINSULA has imposed such sublicensee(s) all applicable obligations which PENINSULA undertakes hereunder, elect to continue the development and/or commercialization of the Product, TAKEDA shall assume such sublicense agreements as direct licenses from TAKEDA to such sublicensee(s), provided, however, that TAKEDA shall not be obligated to assume any obligations under such agreements that are in excess of the obligations of TAKEDA under this Agreement, unless TAKEDA agrees otherwise in its sole discretion. If the transfer of the Registration or the application therefor is prohibited by applicable laws or if

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

TAKEDA does not require PENINSULA to make such transfer, PENINSULA shall, without requiring any compensation from TAKEDA, abandon and waive the Registration or the application therefor in the Territory.

         17.5 Disposal of the Compound, goods in process and the Product in PENINSULA's stock on the day of termination shall be made in the following manner in accordance with TAKEDA's direction:

                  (a) if TAKEDA consents, which consent shall not be unreasonably withheld, PENINSULA may manufacture the Product using such Compound and/or such goods in process and may sell the Product in the Territory at its regular commercial conditions and only for the term of [*] months after such termination, subject to PENINSULA's agreement to strictly observe the terms and conditions contained in this Agreement including the obligation to pay royalties in accordance with Article 3 hereof; and

                  (b) if so requested by TAKEDA, PENINSULA shall, at any time after [*] months post-termination, sell to TAKEDA any remaining portion of its stock of Compound and/or Product (but only that portion of the stock that has some shelf life remaining and meets the Specifications), at a price to be negotiated and decided by the parties hereto, which price shall not be higher than the Compound Manufacturing Cost and/or Product Manufacturing Cost (as applicable).

         In any case, PENINSULA shall destroy all stock which does not meet the Specifications at PENINSULA's expense and responsibility without requiring TAKEDA to pay any compensation therefor.

         17.6 Without prejudice to the remedies for the breach of this Agreement which have already accrued before the expiration of this Agreement, the expiration or termination of this Agreement itself under this Article 17 shall not entitle either party to any compensation whatsoever based solely on the fact of such expiration or termination.

                                   ARTICLE 18

                                  MISCELLANEOUS

         18.1 ASSIGNMENT. This Agreement or any of the rights or obligations created under this Agreement shall not be assignable by either party hereto without the prior written consent of the other party, except that each party may assign this Agreement to its successor in interest pursuant to a merger, acquisition, reorganization, consolidation or sale of all or substantially all of the assets of the business to which this Agreement relates. Any attempted assignment that does not comply with the requirements of this Section 18.1 shall be null and void. This Agreement shall be binding upon each of the parties, their successors and permitted assigns.

         18.2 SEVERABILITY. If any provision or provisions of this Agreement shall, to any extent, be held to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby and shall be valid and enforceable to

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

the fullest extent permitted by law. However, in case such invalidation or unenforceability injures the rights and interests of either party, the parties hereto shall renegotiate this Agreement in good faith to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the parties when entering this Agreement may be realized.

         18.3 ENTIRETY OF AGREEMENT; MODIFICATION. This Agreement constitutes the entire, final and complete agreement and understanding between the parties, and replaces and supersedes all prior discussions and agreements between them with respect to the subject matter hereof. No modification or amendment to this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed on behalf of each of the parties hereto.

         18.4 OFFICIAL TEXT AND GOVERNING LAW. The English version of this Agreement subscribed and executed by the parties hereto shall be the official text, and this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to any choice of law principles that would require the application of the laws of a different state or country.

         18.5 NOTICE. Any notice required to be given by either party in connection with this Agreement shall be given in the English language by prepaid airmail, cable, international express delivery service, or facsimile addressed to the other party at its principal office first above written, and shall be deemed to have been given for all purposes (a) when received, if sent by cable or international express delivery service, (b) seven (7) business days after mailing, if mailed by airmail, or (c) when received by recipient, if sent by facsimile transmission with electronic confirmation of transmission if transmission is confirmed during the recipient's normal business hours, or otherwise on the recipient's next business day.

         18.6 DISPUTE RESOLUTION/ARBITRATION. If the parties are unable to resolve a dispute arising under this Agreement (other than a dispute arising under Section 5.1) within thirty (30) days after such dispute is first identified by either party in writing to the other, the parties shall refer such dispute to the senior management of TAKEDA and PENINSULA for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. If the senior management of TAKEDA and PENINSULA are not able to resolve such dispute within such thirty (30) day period, such dispute shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the Rules. The award rendered shall be final and binding upon both parties. Such arbitration shall be held in Osaka, Japan if it is initiated by PENINSULA and in San Francisco, California, USA if initiated by TAKEDA.

         18.7 CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either party. Ambiguities, if any, in this Agreement shall not be construed against any party, without regard to which party may be deemed to have authored the ambiguous provision. The headings of each Article in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         18.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

         18.9 WAIVER. Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement unless such party provides an express written and signed waiver as to a particular matter for a particular period of time.

         18.10 FURTHER ACTS. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers in duplicate as of the Effective Date.

TAKEDA CHEMICAL INDUSTRIES, LTD.

/s/ Saburo Hamanaka
-----------------------------
Name:  Saburo Hamanaka
Title: Corporate Officer
       General Manager
       Division of Americas

PENINSULA PHARMACEUTICALS, INC.

/s/ Paul F. Truex
-----------------------------
Name:  Paul F. Truex
Title: President & CEO

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   SCHEDULE I

TAKEDA'S             COUNTRY       APPLICATION       PATENT NO.      EXPIRATION
CASE NO.                           (FILING DATE)    (ISSUE DATE)        DATE
  [*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   SCHEDULE II

TENTATIVE COMPOUND SPECIFICATIONS

ITEM                                               CRITERIA
----                                               --------
[*]                                                  [*]
[*]                                                  [*]

[*]
                                                     [*]
[*]                                                  [*]
[*]                                                  [*]

[*]
                                                     [*]
[*]                                                  [*]
[*]                                                  [*]
                                                     [*]

[*]

[*]                                                  [*]
[*]                                                  [*]
[*]                                                  [*]
[*]                                                  [*]
[*]                                                  [*]
[*]                                                  [*]
[*]                                                  [*]
[*]                                                  [*]
[*]
[*]
[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                  SCHEDULE III

Standard Operating Procedure (SOP) For International Post-Marketing
Surveillance:

(TO BE ATTACHED)

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   SCHEDULE IV

                                PRECLINICAL ITEMS

MICROBIOLOGY

1.       [*]
2.       [*]
3.       [*]
4.       [*]
5.       [*]

BIOANALYTICAL METHODS

1.       [*]
2.       [*]
3.       [*]

PHARMACOKINETICS AND ADME

1.       [*]
2.       [*]
3.       [*]
4.       [*]
5.       [*]
6.       [*]

TOXICOLOGY

1.       [*]

CHEMISTRY, MANUFACTURING AND CONTROL

1.       [*]
2.       [*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

3.       [*]
4.       [*]
5.       [*]
6.       [*]
7.       [*]
8.       [*]

PRODUCT AND FORMULATION DEVELOPMENT

1.       [*]
2.       [*]
3.       [*]
4.       [*]
5.       [*]
6.       [*]
7.       [*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   SCHEDULE V

                               PRECLINICAL STUDIES

        Study Title         Term            Note
        -----------         ----            ----
[*]                         [*]             [*]
[*]                         [*]             [*]
[*]                         [*]             [*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   SCHEDULE VI

                           FORM OF JOINT PRESS RELEASE

(To be attached)

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                  SCHEDULE VII

                                OPTION COUNTRIES

Option Countries shall mean any and/or all of the following countries:

All countries in Central America (i.e., all countries south of Mexico and north of Colombia),
All countries in South America (i.e., all countries in the South American continent from Colombia in the north to Chile in the south), Spain, Portugal.

All Eastern European, CIS, and Middle Eastern countries set forth in the schedule below

EASTERN EUROPE                        CIS                         MIDDLE EAST
--------------                        ---                         -----------
Republic of Albania                   Armenia                     Saudi Arabia
Bosnia-Herzegovina                    Azerbaijan                  U.A.E.
Republic of Bulgaria                  Georgia                     Oman
Republic of Estonia                   Kazakhstan                  Yemen
Republic of Croatia                   Kyrgyzstan                  Qatar
Republic of Latvia                    Moldova                     Bahrain
Republic of Lithuania                 Russia                      Kuwait
Macedonia                             Tajikistan                  Jordan
Republic of Poland                    Turkmenistan                Israel
Yugoslavia                            Ukraine                     Turkey
Romania                               Uzbekistan                  Cyprus
Republic of Slovenia                  Belarus                     Iraq
Republic of Slovakia                                              Iran
Czech Federal Republic                                            Afghanistan
Republic of Hungary                                               Egypt
                                                                  Palestine
                                                                  Lebanon
                                                                  Syria

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                    EXHIBIT A

                         PENINSULA PHARMACEUTICALS, INC.

                             ACCEPTANCE CERTIFICATE

         _____________ hereby certifies that [s/]he is the duly authorized and elected _______________ of PENINSULA PHARMACEUTICALS, INC., a ___________ corporation (the "COMPANY"), and further certifies that:

         1. This Acceptance Certificate is executed and delivered pursuant to Section 7.9 of that certain Agreement by and between the Company and Takeda Chemical Industries, Ltd., a corporation organized under the laws of [Japan] ("TAKEDA") dated ___________, 2003 (the "AGREEMENT"). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

         2. The Company hereby acknowledges receipt of [quantity] of Compound from Takeda on [date] and accepts the delivery thereof. Pursuant to the terms of Section 7.3 of the Agreement, the Company authorizes payment in the amount of $________ to Takeda.

         3. The execution and delivery of this Acceptance Certificate shall not be deemed to be a waiver or modification of any other term or condition of the Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which the Company may now have or may have in the future under or in connection with the Agreement or any instrument or agreement referred to therein.

         IN WITNESS the undersigned has executed this Acceptance Certificate on behalf of the Company as of [date].

                                                            ____________________
                                                            [PRINTED NAME]
                                                            [Title]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.